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                                                                  EXHIBIT 10.123


                     MENTAL HEALTH INPATIENT HOSPITALIZATION

                               SERVICES AGREEMENT

         This MENTAL HEALTH INPATIENT HOSPITALIZATION SERVICES AGREEMENT ("Agreement") is entered into for reference purposes only as of the __ day of December, 1999, by and between San Fernando Community Hospital, a California nonprofit public benefit corporation doing business as Mission Community Hospital and San Fernando Community Hospital ("Hospital") and OptimumCare Corporation, a Delaware corporation ("Manager").

                                    RECITALS

A. Hospital owns and operates a duly license acute care hospital which operates at locations in San Fernando and Panorama City, California.

B. The San Fernando location ("Facility") includes an adult inpatient short-term crisis intervention psychiatric program (the "Program") for the treatment of psychiatric disorders for patients eighteen (18) years of age or older whose length of stay is less than or equal to eight (8) days.

C. Manager is in the business of providing a variety of consulting, administrative and management services to facilities who treat patients with psychiatric disorders.

D. Manager presently provides various services to the Program at the Facility, and Hospital desires to retain Manager, and Manger desires to be retained, to provide certain services with respect to the Program.

E. Hospital and Manager desire to enter into this Agreement to provide a clear understanding of their respective rights, duties and obligations with respect to the subject matter hereof.

                                    AGREEMENT

                                    ARTICLE 1
                        MANAGER'S RIGHTS AND OBLIGATIONS

         1.1  General Intent and Purpose.

              1.1.1 Management Expectations. Manager will manage the Program in accordance with the mission, vision and values of Hospital, the Hospital's strategic plan, the Hospital's compliance plan, and the Hospital's annual budget and operating plan. Manager's management responsibilities shall be fulfilled within the policies, procedures and organizational structure of the Hospital, as it may exist from time to time. Manager's Program Administrator, Medical Director, and Director of Inpatient Psychiatric Nursing, as such terms are defined in Section 1.2 hereof, shall perform their responsibilities of management in accordance with the management structure and standards as required of Hospital employed managers and Hospital

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contracted Medical Directors, as such standards and structure may exist from time to time. Although Hospital shall have the right, in its sole discretion from time to time, to change its management structure and standards, as of the commencement of the Agreement and until notice to Manager, the Program Administrator shall be a member of Hospital's Senior Management Team. Manager shall assure that all services are managed in accordance with the rules and regulations that regulate the provision of psychiatric services, including but not limited to assuring that all issues related to patient movement into and out of the Program are accomplished within the guidelines established by the Los Angeles County Department of Mental Health, in accordance with state and federal law, and in accordance with all Hospital policies. Manager will provide expertise to Hospital to recommend, and after approval by Hospital, to implement appropriate Hospital policies, procedures, rules and regulations. It is anticipated that all personnel provided by Manager will comply with all of the requirements established for Hospital personnel, including but not limited to, orientation, safety, health and assuring that any of Manager's personnel who oversee or direct Hospital employees do so in accordance with Hospital's human resources policies as they may be established by Hospital from time to time. On an annual basis, and more often if specified by Hospital, the Chief Executive Officer of Hospital ("CEO") or his designee shall perform a performance appraisal of the Manager's Program Administrator, Medical Director, and Nursing Director, similar to performance appraisals of individuals with management responsibilities or directorship agreements at Hospital.

              1.1.2 Administration and Clinical Management. Subject to Hospital's ultimate retention of control and authority, Manager shall assist Hospital in the administration and clinical management of the Program and report to Hospital daily as to the administration of the Program and the care and treatment of Program patients while at the Facility in accordance with and subject to the patient's physician's orders. Manager does not provide psychiatric care (including diagnosis, development of individual treatment plans, determining changes in the care place and discharge planning), which care is provided by licensed physicians who are members in good standing of Hospital's Medical Staff with appropriate privileges.

         1.2  Manager's Provision of Staffing.

              1.2.1 Program Administrator and Medical Director, Staffing. Manager shall employ and/or independently contract with, and shall be financially responsible for staffing the Program with;

                    (a) one full-time Program Administrator ("Program Administrator") who shall work full-time exclusively at Facility and who shall meet the criteria and fulfil the duties set forth in Exhibit 1.2.1.(a). The parties hereby acknowledge and agree that the Manager's total cost of providing the Program Administrator (including wages, Employee Benefits [as defined in
Section 2.5] and overhead) is deemed, for the purposes of this Agreement, and as the parties' best estimate of fair market value, is the amount set forth in
Exhibit 1.2.1.(a); and

                    (b) one medical director ("Medical Director") who shall provide not less than thirty (30) hours of administrative services for the Program per month and who shall meet the criteria and terms set forth in Exhibit 1.2.1(b). The parties hereby acknowledge and agree that


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the Medical Director's compensation is deemed, for the purposes of this
Agreement, and as the parties' best estimate of fair market value, is the amount set forth in Exhibit 1.2.1.(b); and

                    (c) one full-time Director of Inpatient Psychiatric Nursing Service ("Nursing Director") who shall work exclusively at Facility and shall meet the criteria and fulfil the duties set forth in Exhibit 1.2.1.(c). The parties hereby acknowledge and agree that the Manager's total cost of providing the Nursing Director (including wages, Employee Benefits [as defined in Section 2.5] and overhead) deemed, for the purposes of this Agreement, and as the parties best estimate of fair market value, is the amount set forth in Exhibit 1.2.1.(c).

              1.2.2. Additional Personnel Staffing. Manager shall employ and/or independently contract with and shall be financially responsible for staffing the Program with professional counseling staff, therapists, case managers and utilization review managers and staff, in the categories, at the staffing levels, and at the costs (cumulatively for each category), including wages and Employee Benefits and overhead, as set forth in Exhibit 1.2.2.

              1.2.3 Need for Staffing. The staffing set forth in Section 1.2 hereof is based upon the anticipated Program needs to operate the Program as required (i) by applicable State and Federal law and regulation as required for licensure and accreditation and for certification for participation in and reimbursement from the Medicare and Medi-Cal programs, (ii) the Program's reasonable requirements, and (iii) community standards.

              1.2.4 Changes to Staffing Levels. Manager shall not, without Hospital's prior written consent, which shall not be unreasonably withheld, deviate from, change, or decrease the agreed staffing levels as set forth in this Section 1.2.

              1.2.5 Staff Compensation. Manager is solely responsible for compensating the individuals Manager provides hereunder, including Employee Benefits, and shall defend and hold Hospital harmless from claims for compensation or Employee Benefits from such individuals. "Employee Benefits" shall include, by way of illustration and not limitation, an employer's contribution under the Federal Insurance Contributions Act, unemployment compensation and related insurance, payroll and other employment taxes, pension and retirement plan contributions, workers= compensation and related insurance, group life, health, disability, and accident insurance, severance, and other benefits. In entering into or continuing any financial relationship (e.g., ownership or compensation arrangements) with any physicians and their immediate family members (as defined under the Stark law at 42 U.S.C. '1395nn and Cal. Bus. & Prof. Code " 650.01 et seq.), Manager shall assure that such financial arrangements meet the requirements of an applicable exception under those laws such that Hospital is not prohibited from presenting any claims for services pursuant to such physician self-referral laws.

              1.2.6 Acceptability of Staff Members. Prior to retaining any individuals to provide services at Facility pursuant to Section 1.2 hereof. Manager shall obtain the prior written approval of such individual from the CEO. Manager shall submit such information regarding proposed personnel as the CEO reasonably requests. Manager shall use reasonable efforts to resolve any issues regarding the acceptability to Hospital of Program staff employed or otherwise


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contracted for by Manager. All professional individuals, including Medical
Director, provided by Manager, shall meet the applicable standards of Hospital's Medical Staff Bylaws.

              1.2.7 Removal of Staff Member. At the request of Hospital, in its sole and absolute discretion, Manager shall immediately remove any employee or independent contractor of Manager from providing services at the Facility or to the Program.

              1.2.8 Staff Member Conduct and Care. Manager shall cause all employees and independent contractors of Manager at all times to conduct their activities in compliance with all bylaws, rules and regulations, policies and procedures of Hospital and its medical staff and in compliance with all applicable federal, state and local laws and regulations, and with the standards and requirements established by the Joint Commission on Accreditation of Healthcare Organizations and other relevant professional organizations pertinent to the operation of the Program.

         1.3 Licensure and Accreditation. Manager shall advise and assist Hospital in order for Hospital to obtain all necessary licenses and approvals from governmental and accrediting agencies, including the Joint Commission on the Accreditation of Healthcare Organizations, and in order for Hospital to obtain all certifications and approvals necessary to participate in the Medicare and Medi-Cal programs. Manager shall advise and assist Hospital to assure Hospital timely undertakes all activities necessary to obtain and maintain all necessary licenses and approvals from governmental and accrediting agencies, including without limitation, the California Department of Health Services, and is responsible for timely advising and assisting Hospital to undertake all activities necessary to maintain all certifications and approvals necessary to participate in the Medi-Cal and Medicare programs are performed. Manager shall advise and assist Hospital to enable Hospital to timely prepare, file, and supplement all regulatory applications, reports, and forms required by any local, state or federal regulatory agency and shall prepare the Facility for, and monitor, regulatory surveys and inspections of the Program. Manager shall use its best efforts to assure that Hospital promptly remedies any deficiencies identified in such surveys and inspections to the extent such deficiencies are within Manager's control. If the subject matter of the deficiency is Manager's responsibility hereunder, Manager shall promptly correct such deficiency. Manager shall use its best efforts to assure that the Program and the Facility are operated and maintained in compliance with all applicable federal, state, and local laws, rules and regulations.

         1.4  Policies and Procedures.

              1.4.1 Development and Implementation of Policies and Procedures. Manager shall develop and recommend, and upon Hospital's approval, assist Hospital in implementing all policies and procedures necessary for the safe and efficient operation of the Program, and shall educate Program staff on such policies and procedures. The foregoing shall include, but not be limited to, proposed policies and procedures for performance improvement and utilization review which are consistent with Hospital's policies and procedures for performance improvement and utilization review in other Hospital programs and services. Manager shall develop and recommend, and following Hospital approval implement, clinical treatment programs and


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protocols for non-physician care that are reflective of current unrecognized standards for psychiatric programs. Manager shall provide orientation and training for all Program staff, irrespective of whether such staff members are employees or independent contractors of Hospital or Manager. Manager shall assure that all personnel who provide services at the Facility participate in Hospital's orientation for new Facility employees. Manager shall as reasonably necessary provide ongoing in-service training such as to assure that Program staff have the requisite knowledge and skill required to delivery quality healthcare services at the Facility and through the Program.

              1.4.2 Hospital Approval. The implementation of the policies and procedures and clinical treatment programs required under Section 1.4 shall be subject to prior approval by the Hospital's administration and, where appropriate, the Hospital's medical staff.

              1.4.3 Compliance Plan. Manager shall require that all personnel provided by Manager to work at Hospital or to provide services on behalf of Hospital at all times comply with Hospital's Compliance Plan and its components as they may be in effect from time to time.

         1.5 Indemnification by Manager. Manager shall protect, indemnify, hold harmless, and defend Hospital, its legal representatives, employees, agents, officers, trustees, affiliates and assigns, and each of them, from and against any and all claims, actions, demands, proceedings, losses, damages, costs, expenses and liabilities (including reasonable attorneys= fees) arising out of or related to the performance or nonperformance by Manager of any obligations to be performed or services to be provided hereunder. This indemnification obligation survives the expiration or earlier termination of this Agreement.

         1.6  Insurance.

              1.6.1 General Liability Insurance. Manager shall procure and maintain, at its sole cost and expense, throughout the term hereof, a policy or policies of comprehensive general liability and malpractice insurance covering itself and the individuals it provides pursuant to Section 1.2 hereof from an insurance carrier licensed and authorized to sell or approved to place liability insurance policies of this nature by the State of California with limits of not less than Five Million Dollars ($5,000,000) per occurrence. Manager shall cause to be issued to Hospital, by the insurance carriers issuing such coverage, certificates of insurance evidencing that the foregoing covenants of this Agreement have been complied with and stating that said insurance carriers shall provide not less than ten (10) calendar days prior written notice to Hospital of any cancellation or material modification of the policy or coverage described herein, or, if any such carrier shall not agree to provide such notice, then Manager shall provide notice to Hospital of any such cancellation or modification immediately upon receipt of notice of the foregoing from the carrier. Any deductible, co-insurance, or aggregate limits shall be subject to Hospital's approval, which shall not be unreasonably withheld.

              1.6.2 Workers Compensation Insurance. Manager shall procure and maintain, at its sole cost and expense, throughout the term hereon, a policy or policies of workers' compensation insurance covering its employees from an insurance carrier licensed and authorized to sell or approved to place such liability insurance policies of this nature by the State of California. Manager shall add Hospital as an additional insured on such policy.


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              1.6.3 Extended Reporting Period. If any liability insurance policy procured pursuant to Section 1.6 is on a "claims made" rather than "occurrence" basis, then such policy shall include an option to purchase a "tail" or an extended reporting period, which option shall be exercisable upon termination or cancellation of said policy or upon any material modification of said policy that has the effect of causing the coverage of said policy to fail, in any respect, to meet the requirements of Section 1.6, regardless of whether such termination, cancellation or modification shall occur during the term hereof or thereafter. The tail or extended reporting period shall provide coverage meeting all of the requirements set forth in Section 1.6, for a period of at least seven
(7) years after termination, cancellation or modification of the underlying policy. Such policy shall provide that the carrier shall give Hospital or Manger at least thirty (30) calendar days advance written notice of the date upon which the option may be exercised regardless of whether such date shall occur during the term hereof or thereafter and shall specifically provide that Hospital shall be permitted to exercise the option upon failure of Manager to do so. Upon such notice, Manager shall take all steps, including but not limited to the payment of money, necessary to exercise such option, and if Manager shall fail to effectively exercise such option, then Hospital may do so and Manager shall fully and immediately reimburse Hospital, within ten (10) calendar days notice thereof by Hospital, for all monies expended by Hospital in connection therewith. The provisions of this Section 1.6.3 survive the expiration or earlier termination of this Agreement.

         1.7 Record keeping and Access to Documents. Manager shall take all actions required by the Medicare or Medi-Cal programs to generate and maintain all necessary records as may be required of Hospital by the Medicare or Medi-Cal programs. Such records are the property of Hospital. In addition, for the purpose of implementing Section 1861(v)(1)(1) of the Social Security Act, as amended, and any regulations promulgated pursuant thereto, Manager agrees to comply with the following statutory requirements governing the maintenance of documentation to verify the cost of services rendered under this Agreement:

              (i) until the expiration of four years after the furnishing of such services pursuant to such contract, Manager shall make available, upon written request to the Secretary of the U.S. Department of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, the contract and books, documents, and records of such costs, and

              (ii) if Manager carries out any of the duties of the contract through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve-month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such a subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.


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         1.8  Audit Disclosure. If Manager is requested to disclose books, documents, or records for purposes of an audit, Manager shall notify Hospital of the nature and scope of such request and Manager shall make available, upon written request of Hospital, all such books, documents, or records, during regular business hours of Manager. The provisions of Sections 1.7 and 1.8 survive the expiration or earlier termination of this Agreement.

         1.9  Reports.

              1.9.1 Monthly Report. Manager shall provide monthly written reports to Hospital administration which detail the staffing provided each day during the prior month pursuant to Article I of this Agreement. Such monthly reports shall accompany Manager's invoice as required pursuant to Section 4.3.3 of this Agreement. The monthly reports shall include such detail as reasonably requested by Hospital, the submission of such reports to Hospital to be an express condition precedent to Hospital obligation to pay to Manager the Management Fee as required by Section 4 of this Agreement.

              1.9.2 Quarterly Report. Manager shall provide quarterly written reports to Hospital administration regarding all aspects of the operations of the Program. Such quarterly reports shall address, among other things, the therapies provided to patients, any notable therapeutic successes or failures experienced by patients of the Program, any changes in Program staff, any complaints received by Manager regarding the operation and administration of the Program and the Facility, Program census, staffing provided the Program by Manager, and such other information regarding the staffing, and any other items or issues significant to the administration of the Program requested by Hospital.

         1.10 Adverse Actions. Manager shall commit no act or omission which adversely affects any licensure or certification of the Hospital.

         1.11 Admissions and Professional Services. Patients only shall be admitted by Hospital pursuant to an order by a physician member of Hospital's medical staff with admitting privileges. Manager shall assure that medical treatment shall only be ordered and provided by physicians who are members of Hospital's medical staff with appropriate clinical privileges. To the extent that Manager or its personnel makes Section 5150 assessments of individuals and places holds on such individuals at the Facility, Manager shall comply with all requirements of Section 5150 and the associated regulations and policies adopted by the County of Los Angeles.

         1.12 Additional Reports. Manager shall prepare an annual report for the CEO regarding the Program. The Senior Management of Manager's Corporate Offices shall meet with the CEO and/or his designee upon the CEO's request, the foregoing to occur at least on a quarterly basis. Manager shall require that the Program Administrator and Nursing Director provide periodic reports in accordance with the requirements and expectations of other Hospital managers. Manager shall promptly provide Hospital with reports and information that Hospital reasonably requests with respect to the Program, including but not limited to admissions and discharges.


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         1.13 Additional Duties. Manager shall provide the additional duties set forth in Exhibit 1.13.

                                   ARTICLE II.
                        HOSPITAL's RIGHTS AND OBLIGATIONS

         2.1 Ultimate Control. Hospital shall have and maintain throughout the period hereof ultimate control and authority for the operation of the Program. Not to limit the foregoing, all admissions to the Program shall be in compliance with the admissions criteria which is established by Hospital after considering Manager's recommendations. Hospital has ultimate authority and control regarding decisions to accept a patient.

         2.2 Space. Hospital shall continue to provide the space currently being provided for the Program which Manger agrees is adequate in all respects for the proper operation of the Program. Such space includes the fifty-six (56) bed contiguous space, administrative space, non-exclusive meeting space, and non-exclusive counseling space. Hospital shall be free to make any changes it desires to the Facility, or to relocate the Program so long as such changes do not materially and adversely interfere with the ability of Manager or Hospital to carry out their duties hereunder.

         2.3 Hospital's Employees. Except for those positions designated to be provided by Manager, Hospital shall employ, or shall independently contract with, and shall be financially responsible for staffing the Program with all personnel necessary for the proper and efficient administration and clinical operation of the Program, including registered nurses, licensed vocational nurses and mental health workers, the foregoing in numbers appropriate based on the Program's anticipated daily census, and the services of a registered dietician and an office Manager. All personnel employed or otherwise contracted for (including the Office Manager) shall be required to comply with the Program policies and procedures as mutually developed and agreed upon in writing by Hospital and Manager.

         2.4 Diagnostic Facilities. Hospital shall make available to Program patients the Hospital's inpatient, diagnostic, and other facilities as are available at Hospital and ordered from time to time by such patients' attending physicians or appropriately requested by Program staff.

         2.5 General Services. Hospital shall provide the following support services for the efficient and proper operation of the Program.

              2.5.1 Dietary services for patients of the Program (to be served to each patient at the Facility and the part-time services of the Hospital's nutritionist/dietician).

              2.5.2 Housekeeping services for the facility.

              2.5.3 Janitorial and physical upkeep of the Facility.

              2.5.4 All utilities for the Facility.


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              2.5.5. Such clerical support, office supplies and general supplies necessary for the proper operation of the Program.

              2.5.6 Record keeping services, in accordance with state and federal laws and regulations.

              2.5.7 Transportation as Hospital determines, after consultation with Manager, is necessary to operate the Program.

         Nothing in this Agreement is intended to or shall be construed to limit or restrict the Hospital's ability to outsource the provisions of the goods and services contemplated in this Section.

         2.6 Policies and Procedures. Hospital shall provide all Program staff (including employees and independent contractors of Manager) with copies of all relevant Hospital and Program policies and procedures, as amended from time to time.

         2.7 Health Screening. Hospital shall provide to all Program staff (including employees and independent contractors of Manager) such appropriate pre-employment and periodic diagnostic and health screening examinations as are customarily provided by Hospital for Hospital employees.

         2.8 Accreditation. With the assistance of Manager, Hospital shall maintain accreditation by the Joint Commission on the Accreditation of Healthcare Organizations, and shall be financially responsible for paying all such fees related to such accreditation. Notwithstanding any other provisions in this Agreement, the sole remedy for Hospital's sole breach of this Section 2.8 is the right of termination of this Agreement by Manager pursuant to Section 5.2.3.

         2.9 Performance Improvement Review. With the assistance of Manager and the staff provided by Manager pursuant to Section 1.2 hereof, Hospital shall oversee the utilization review and performance improvement services with respect to services provided by the Program.

         2.10 Insurance. Hospital shall maintain professional and public liability insurance coverage for the Program under the same terms and conditions and for the same coverage limits as for other Hospital programs. Said insurance shall cover claims for negligence of Hospital or its employees. Written certificate of such coverage shall be provided to Manager. Hospital shall have the right to provide the foregoing coverage through the self-insurance programs of its parent, sister, or related entities.

         2.11 Y2K. Hospital shall use its best efforts to identify and take such actions as are necessary in order for all systems and equipment which are essential for the Program to be Y2K compliant prior to January 1, 2000.


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                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES BY MANAGER

         3.1  Representations by Manager.

              3.1.1 Corporate Status. Manager is a corporation duly organized and existing under the laws of the State of Delaware, is authorized and qualified to conduct business in the State of California, and has the power and authority to carry on the activities in which it is engaged and to perform its obligations hereunder.

              3.1.2 Execution of Agreement. The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions, or provisions of any agreement or other instrument to which Manager is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Manager, nor will such execution and performance violate any federal, state or local law, rule or regulation.

              3.1.3 Litigation. There is no litigation, administrative proceeding or investigation pending or threatened against Manager, nor is the Manager subject to any judgment, order, decree or regulation of any court or other governmental or administrative agency, which would materially adversely affect the performance of Manager's obligations hereunder.

         3.2  Representations and Warranties by Hospital.

              3.2.1 Corporate Status. Hospital is a non-profit public benefit corporation duly organized and validly existing in good standing under the laws of the State of California with the power and authority to perform its obligations hereunder subject to licensure by the California Department of Health Services.

              3.2.2 Execution of Agreement. To Hospital's knowledge, the execution of this Agreement will not be in violation of any governmental license, permit or other authorization possessed by Hospital. Hospital is accredited by the Joint Commission on the Accreditation of Healthcare Organizations.

              3.2.3 Litigation. To Hospital's knowledge, there is no litigation, administrative proceeding or investigation pending or threatened against Hospital, nor is the Hospital subject to any judgment, order, decree or regulation of any court or other government or administrative agency which would materially adversely affect the performance of Hospital's obligations hereunder.


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                                   ARTICLE IV.
                     BILLING AND COLLECTIONS; MANAGEMENT FEE

         4.1. Facility Services Billing and Collections. Hospital has in effect a schedule of fees and patient charges for the administrative and technical component of all services rendered by the Program. Said fees and charge may be modified by Hospital from time to time in its sole and absolute discretion, but Hospital shall give prior notice of such modification to Manager for informational purposes. Hospital shall have the sole and exclusive right to bill and collect for Hospital's fees and charges with reference to services provided by the Program in accordance with such schedule. Hospital shall be responsible for preparing and submitting its annual cost report. The parties agree, if necessary and appropriate, to alter their billing arrangements in order to avoid reimbursement disallowance for Hospital pursuant to the Tax Equity and Fiscal Responsibility Act of 1982 or 42 C.F.R., Part 405, as it may be revised from time-to-time.

         4.2  Professional Services Billing and Prohibition on Billing.

              4.2.1 Physicians and Clinical Psychologists. Physicians and clinical psychologists who provide services at the Program are responsible for billing and collecting for their own professional services.

              4.2.2 LCSWs and MFCCs. Hospital and Manager shall bill and collect for their respectively employed licensed or directly contracted social workers ("LCSWs"); manager, family and child counselors ("MFCCs"); and other licensed therapists unless such LCSWs, MFCCs, and other licensed therapists agree to be responsible for billing and collecting for their professional services.

              4.2.3 Prohibition on Billing. Manager shall not and shall cause the Medical Director and any other physicians or psychologists associated, employed by or under contract with Manager not to bill or cause to be billed, the Medicare Program, any Medicare beneficiary, a Medicare (Part B) carrier or any other third party payor or patient for any portion of the administrative, supervisory or other provider services in violation of 42 CFR, Section 405.550. Manager shall indemnify and hold harmless Hospital from any breach of this
Section 4.2.

         4.3  Management Fee.

              4.3.2 Invoice for Management Fee. The parties have negotiated at arms-length negotiations the compensation to Manager to be a fair market value amount for Manager's services and not to be determined in a manner that takes into consideration the volume or value of any referrals or business generated to or within Hospital. Hospital shall pay to Manager an annual management fee of Two Million Four Hundred Twenty Three Thousand, Four Hundred Sixty One Dollars ($2,423,461), payable in equal monthly installments of Two Hundred One Thousand Nine Hundred Fifty Five Dollars and Eight Cents ($201,955.08) ("Management Fee").


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              4.3.3 Timing of Management Fee Payment. Manager shall prepare and submit to Hospital on a monthly fee basis an invoice for its services rendered hereunder. Said invoice shall include information as to the amount of time and services provided by Manager. Manager shall submit with the invoice the monthly report required under Section 1.9. Claims will be settled within 30 days of receipt of invoice.

         4.4  Adjustments to Management Fee.

              4.4.1 Management Fee Offset. In the event any of the Program staff to be provided by Manager are not provided in accordance with this Agreement for a period of more than forty-five (45) days, Hospital may deduct from Manager's Management Fee an amount equal to the budgeted compensation for such position, including Employee Benefits. This right to deduct shall not excuse Manager from its obligation to provide staffing at the level set forth in Section 1.2.

              4.4.2 Payments Declined. Within thirty (30) days of written notice from Hospital, Manager shall reimburse Hospital twenty percent (20%) of Hospital's charges for all patient days in excess of 8% during the term of this Agreement for which payment was denied for clinical reasons or as a result of inappropriate or inadequate documentation. Hospital may offset, among other rights, such amount against any monies owed to Manager under this Agreement or any other agreement. A "patient day" shall be deemed to exist with respect to each patient in the Program at 12:01 a.m. Manager may request, and Hospital may authorize, that Manager appeal such denial of payment with the costs of such appeal being borne by the parties equally.

                                   ARTICLE V.
                              TERM AND TERMINATION

         5.1 Term. This Agreement commences effective 12:01 a.m., January 1, 2000, and expires 12:59 p.m., December 31, 2002, unless earlier terminated in accordance with the provisions of this Agreement.

         5.2  Termination by Manager.

              5.2.1 Manager may terminate this Agreement upon ninety (90) days prior to written notice to Hospital, if Hospital should have a bankruptcy, reorganization, or similar action filed by or against it, or become insolvent, or sell all or substantially all of its assets (but subject to the assignment rights set forth in this Agreement).

              5.2.2 In the event Hospital fails to comply with the terms of this Agreement in any material respect, Manager may notify Hospital of such breach, in writing, and Hospital shall have thirty (30) days to cure such breach; provided that if the breach is for failure to staff the Facility as required hereunder, Hospital shall have sixty (60) days to cure such breach. In the event Hospital fails to cure such breach within said period, the Agreement may be terminated by Manger upon ninety (90) days prior to written notice to Hospital.

              5.2.3 Manager may terminate this Agreement upon ninety (90) days prior written notice to Hospital in the event Hospital fails to maintain accreditation by the Joint Commission on the Accreditation of Health Care Organizations, or in the event Hospital fails to maintain any license or certification granted to it by a regulatory agency without which the Program would be materially and adversely affected, unless the responsibility to assist in the maintenance of such license or certification is a responsibility of Manager pursuant to Section 1.3.

              5.2.4 Manager may terminate this Agreement upon ten (10) days prior written notice to Hospital in the event Hospital fails to maintain insurance in accordance with the requirements of Section 2.10.

         5.3  Termination by Hospital.

              5.3.1 Hospital may terminate this Agreement upon ninety (90) days prior written notice to Manager, if Manager fails to pay its obligations in a timely manner under any agreement, should have a bankruptcy, reorganization, or similar action filed by or against it, or become insolvent, or sell all or substantially all of its assets.

              5.3.2 In the event Manager fails to comply with the terms of this Agreement in any material respect, Hospital may notify Manager of such breach, in writing, and Manager shall have thirty (30) days to cure such breach; provided that if the breach is for failure to staff the Facility as required hereunder, Manager shall have sixty (60) days to cure such breach. In the event Manager fails to cure such breach within said period, the Agreement may be terminated by Hospital upon ninety (90) days prior written notice.

              5.3.3 Hospital may terminate this Agreement upon thirty (30) days prior written notice to Manager in the event Hospital fails to maintain accreditation by the Joint Commission on the Accreditation of Healthcare Organizations, in the event Hospital fails to maintain any license, permit, certification and/or other required authorizations to operate the Program or the Facility, or if Hospital loses or surrenders its participation in the Medicare and/or Medi-Cal programs.

              5.3.4 Hospital may terminate this Agreement upon ten (10) days prior written notice to Manager in the event Manager fails to maintain insurance in accordance with the requirements of Section 1.6.

              5.3.5 Hospital may terminate this Agreement if (a) Manager, or any of its principals, officers, Managers or directors ("Management Personnel") is convicted of an offense related to healthcare or listed by a Federal agency as being disbarred, excluded or otherwise ineligible for Federal program participation, or (b) any of the staff Manager employs or contracts with, other than Management Personnel, are convicted of an offense related to healthcare or listed by a Federal agency as being disbarred, excluded or otherwise ineligible for Federal program participation and Manager does not immediately remove such non-Management Personnel from providing services hereunder.

              5.3.6 We agree to develop within the next 60 days a mutually acceptable addendum to the contract which addresses the question of establishing reasonable management accountability for bottom line performance.

         5.4 Immediate Threat to Patient Care. Notwithstanding any other term of this Agreement, in the event a party ever fails to meet a condition of this Agreement which breach poses a threat to patient care, the operation, licensure or reimbursement of the Hospital or the Program, the party not in breach may require the other immediately to take such remedial steps as are necessary to alleviate said threat to patient care or operations. If said threat is not immediately remedied, the other party shall have the right to immediately terminate this Agreement or take such remedial steps as such other party deems necessary to cure the threat.

         5.5  Renegotiation/Termination.

              5.5.1 Tax Exempt Financing. In the event Hospital seeks additional or replacement tax exempt financing, Manager agrees to amend this Agreement as may be necessary in order for Hospital to obtain or maintain such financing, or to secure the legal opinions which may be required to secure or maintain such financing. Immediately upon request by Hospital, Manager shall execute any and all such amendments presented by Hospital and shall return promptly said fully executed original amendments to Hospital. If Manager fails to comply with this provision, Hospital may terminate this Agreement upon ten (10) days written notice to Manager.

              5.5.2 Changes in Reimbursement. Acknowledging that a substantial portion of the Program's services will be reimbursed under the Medicare and Medi-Cal programs and that a substantial portion of the Hospital's services are reimbursed under the Medicare and Medi-Cal programs, the parties agree that this Agreement is terminable by either party effective upon any changes in the Medicare or Medi-Cal laws, regulations and/or payment programs which substantially and adversely affect either party, including but not limited to changes in Hospital's reimbursement for Program services; provided, however, the parties agree to negotiate diligently and in good faith to revise this Agreement to eliminate the substantial and adverse effect caused by such change(s).

              5.5.3 Hospital's Licensure and Status. It is understood and agreed that Hospital is a licensed general acute care facility which is owned by a nonprofit corporation which has tax-exempt financing and participates in the Medicare and Medi-Cal programs. Hospital is bound by the federal and state laws, regulations and interpretations thereof pertaining to the foregoing. The parties agree that this Agreement shall be interpreted from time-to-time as they may affect Hospital, its licensure, nonprofit status, tax exempt financing and participation in and reimbursement by the Medicare and Medi-Cal programs. In the event this Agreement or one or more of its terms or provisions is interrupted from time-to-time as they may affect Hospital, its licensure, nonprofit status, tax exempt financing and participation in and reimbursement of the Medicare and Medi-Cal programs. In the event this Agreement or one or more of its terms or provisions is interpreted by Hospital's counsel to pose a risk of violation of any of the foregoing laws, regulations or interpretations thereof, Hospital's bond covenants, the conditions or restrictions pertinent to providers who participate in the Medicare and Medi-Cal programs, to potentially subject Hospital to monetary sanctions or penalties, or to adversely affect Hospital's right to bill and collect for services, the parties agree (i) to continue to perform their respective obligations hereunder except for the offending provisions; and (ii) to negotiate diligently and in good faith to reach an agreement without the offending provisions within ten
(10) days after notice that the Agreement requires renegotiation pursuant to this Section 5.5.3, then this Agreement shall terminate immediately upon notice served by either party in accordance with Section 8.10 hereof.

         5.6 Effects of Termination. Upon termination of this Agreement each party shall continue to be bound by (a) all covenants and restrictions that by their nature or terms continue to be binding (for example, but without limitation, access to books and records, confidentiality indemnification), and
(b) all amounts payable as compensation or offset for services rendered during the term of this Agreement. The parties agree that policies and procedures prepared by Manager and adopted by Hospital may be used by Hospital after the termination of this Agreement in its sole discretion.

                                   ARTICLE VI.
                            CONFIDENTIAL INFORMATION
                      NON-COMPETITION AND NON-SOLICITATION

         6.1 Confidential Information Acknowledgment. Each party acknowledges and agrees that Confidential Information may be disclosed to it in confidence by the other party with the understanding that it constitutes business information developed by the other party. Each party further agrees that it shall not use such Confidential Information for any purpose other than in connection with the Program. Each party further agrees not to disclose such Confidential Information to any third party except as required by law or regulation or in order to serve the purpose of the Program or as permitted by written authorization of the other party. "Confidential Information" shall mean all confidential information and trade secrets of each party, including without limitation, financial statements, internal memoranda, reports, patient lists, memoranda, manuals, handbooks, pamphlets, production books and audio and visual recordings, models, techniques, formulations, procedures, business plans, and other materials or records of a confidential and/or proprietary nature not known or available to the public or within the industry and which are shared by a party with the other party in the course and scope of performing its obligations hereunder. For purposes of this Agreement, policies and procedures and other materials developed by Manager for Hospital are not Confidential Information of Manager.

         6.2 License. Manager hereby grants to Hospital for the term of this Agreement, a non-exclusive license to use the registered service marks of Manager when identifying the Program. These service marks are to remain the exclusive property of Manager.

         6.3. Use of Name or Likeness. Neither party shall have the right to use the other party's name or likeness in any advertising, directories, brochures or announcements without the other party's approval of the specific usage. If the parties agree to develop any forms of advertising for the Program, all costs shall be borne equally by the parties.

         6.4 Patient Information. Manager covenants, represents and warrants that neither Manager not its staff shall disclose to any third party, except where permitted or authorized by applicable law or expressly approved in writing by Hospital, any patient or medical record information, and that Manager and its staff are knowledgeable regarding and will comply with the Federal and State laws regarding the confidentiality of such information.

         6.5 Covenant Not to Compete. During the term of this Agreement, Hospital is willing to permit Manager access to Hospital's Confidential Information if Manager agrees during the term of this Agreement to avoid conflicts of interest by entering into this covenant not to compete. During the term of this Agreement, neither Manager nor any of its shareholders, officers or directors, or any entity controlled by or under control with or subject to common management with one of the foregoing, shall directly or indirectly perform or arrange to perform in any capacity the type of services called for hereunder by Manager for any psychiatric program, nor shall the foregoing have any ownership interest in any entity or sole proprietorship which has a psychiatric program. This covenant not to compete shall be effective within a ten (10) mile radius of Facility. If Hospital relocates the Program, the covenant not to compete shall be effective within a ten (10) mile radius of the new location; provided, however, if as a result of the relocation, Manager then has a relationship with a psychiatric program which would violate this covenant not to compete such pre-existing relationship shall be exempt from this covenant not to compete. Hospital shall have the right to enforce the foregoing through legal or equitable action, including but not limited to, injunctive relief, for such injunctive relief or equitable relief to be available without the necessity of posting a bond, cash or otherwise. In addition to the foregoing, Hospital shall have the right at its option to immediately terminate this Agreement and to seek damages for such breach or to continue this Agreement and to recover damages for the breach.

         6.6  Non-Solicitation.

              6.6.1 Non-Solicitation Limitations. Manager and Hospital each acknowledge that the other party has expended and will continue to expend substantial time, effort, and money to train its respective employees and contracted personnel in the operation of the Program, and that the other party's respective employees and contracted personnel have access to and possess Confidential Information of the other party. Each party therefore agrees that for the earlier of (i) one (1) year after the cessation of the employment or agency relationship between the other party and an employee or contracted person of the other party, or (ii) one (1) year after termination of this Agreement, it will not knowingly (and it will not induce any of its agents or affiliates to) solicit the employment of or contract with any employee, former employee, or contracted personnel or former agent of the other party if such individual has been employed by or retained by the other party to provide services at Facility unless the other party gives express written consent thereto.

              6.6.2 Permissible Employment Contracting.

                    (i) This Section prohibits solicitation but not the actual employment or contracting of an individual if such individual desires such employment or contract and initiates an application for such employment or contract.

                    (ii) Notwithstanding anything to the contrary, this Section does not apply to (a) Manager if Manager terminates this Agreement pursuant to
Section 5.2.1, 5.2.2 or 5.2.4 of this Agreement, and (b) Hospital if Hospital terminates this Agreement pursuant to Section 5.3.1, 5.3.2, 5.3.4, or 5.3.5 of this Agreement.

                    (iii) Notwithstanding anything to the contrary, a party shall not be restricted from contracting with the other party's employees or independent contractors, if such employee or independent contractor had at any time an employment or other contractual relationship with or was on the Medical or Allied Health Professional Staff of such party.

                                  ARTICLE VII.
                                 APPLICABLE LAWS

         7.1 Kickback and Anti-Referral Laws. Each party agrees to comply with applicable federal, state and local laws respecting the Program and the conduct of their respective businesses and professions, including but not limited to the federal and California laws governing the referral of patients which are in effect or will become effective during the term of this Agreement. These laws include prohibitions on:

              7.1.1 Payment for referral or to induce the referral of patients (Social Security Act Section 1128; Cal Business and Professions Code Section
325); and


              7.1.2 The referral of patients by a physician for certain designated health care services to an entity with which a physician (or his/her immediate family) has a financial relationship (Cal. Labor Code " 139.3 and 139.31, applicable to referrals for workers= compensation services; Cal. Business and Professions Code "6501.01 and 650.02, applicable to all other patient referrals within the State; and '1877 of the Social Security Act, applicable to referrals of Medicare and Medi-Cal patients).

         7.2 Acknowledgments. As consideration for each party hereto to enter into this Agreement, the parties:

              7.2.1 Acknowledge that (i) each has had the opportunity to engage independent counsel of her/its choice for advice as to the requirements of the anti-referral laws referred to in this Section 7; and (ii) each has had the opportunity to consult with legal counsel or other experts as each deems appropriate to assist in the determination by each party that the terms of this Agreement are commercially reasonable;

              7.2.2 Represent to the other that is the intent that the terms of this Agreement shall be commercially reasonable; and

              7.2.3 Represent to the other that it is the intent that compensation for each of the services which are provided under this Agreement and the services of the Medical Director shall be based on the fair market value of such services.

         7.3 No Referral Requirement. Nothing in this Agreement is intended or shall require any party to violate the California or federal prohibitions on payments for referrals, and this Agreement shall not be interpreted to:

              7.3.1 Require the Medical Director to make referrals to Hospital, be in a position to make or influence referrals to Hospital, or otherwise generate business for Hospital;

              7.3.2 Restrict Medical Director from establishing staff privileges at, referring any service to, or otherwise generating any business for any other entity of his/her choosing; and

              7.3.3 Interfere in any way with Medical Director's professional prerogatives and medical decisions.

         7.4 No Gifts to Beneficiaries. Under no circumstances whatsoever shall Manager, its employees or agents offer to make any gift or payment to any individual as a means of encouraging such person to seek medical or psychiatric attention from Hospital, Manager, or through the Program, or from any other provider of health care.

         7.5 Audits. Hospitals shall have the right, but not the obligation, to interview patients who receive services through the Program, and to conduct audits of all types of the Program, for the purpose of determining whether Manager is in compliance with all applicable federal, state, and local laws, regulations, and ordinances, as well as Hospital rules, regulations, bylaws, policies, and procedures and this Agreement.

                                  ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

         8.1 Compulsory Arbitration. Any controversy, dispute, or claim arising out of or relating to this Agreement, or the breach or alleged breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Health Lawyers Association Alternative Dispute Resolution Services Rules of Procedure, and judgment on the award may be entered in any court having jurisdiction. The provisions of this Section 8.1 shall not apply with respect to any claim arising out of or relating to bodily injury or death.

         8.2 Attorneys' Fees. If any legal action, including arbitration, is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs awarded against the other party in addition to any other relief to which the prevailing party may be entitled.

         8.3 Governing Law. The validity of this Agreement and any of it terms or provisions, the interpretation of the rights and duties of the parties hereunder, and the construction of the terms or provisions hereof shall be governed in accordance with the laws of the State of California.

         8.4 Force Majeure. If either of the parties hereto is delayed or prevented from fulfilling any of its obligations hereunder by force majeure, said party shall not be liable for said delay or failure. "Force Majeure" shall mean any cause beyond the reasonable control of a party, including but not limited to, an act of God, act or omission of civil or military authorities, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials or facilities.

         8.5 Severability. If any part of this Agreement is held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part found void or unenforceable, unless the severed part contains an essential economic term.

         8.6 Waiver. A waiver by either party of a breach or failure to perform shall not constitute a waiver of any provision hereof or of any other breach or failure whether or not similar. There shall be no waiver unless in writing signed by the party against whom the waiver is sought to be enforced.

         8.7 Binding Effect and Assignment. This Agreement shall be binding on the successors and assigns of the respective parties, provided however that neither party may assign or otherwise transfer this Agreement or delegate obligations hereunder without the other's written consent, except as otherwise provided herein.

         8.8. Complete Agreement. This Agreement constitutes the complete understanding of the parties hereto with respect to the subject matter hereof, and no other agreement, representation, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. Any and all prior agreements and understandings, including but not limited to, the Agreement entered into November 27, 1995, [as extended by mutual agreement,] are superseded by this Agreement and no further force or effect. There shall be no amendment hereof unless such amendment is in writing and is signed by both parties.

         8.9 No Agency or Partnership. The relationship between Manager and Hospital is that of independent contractors and nothing in the Agreement shall be deemed to create an agency, joint venture, partnership or similar relationship between the parties hereto. Neither party shall have the right to bid for the other or enter into any contract or commitment in the name of, or on behalf of, the other.

         8.10 Notices. All notices hereunder shall be in writing, delivered personally or by U.S. Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or upon the earlier of actual receipt or five (5) days afer deposit in said United States mail, addressed as below with proper postage affixed, but each party may change its address by written notice in accordance with this Section.

              If to Hospital:   Mission Community Hospital
                                14850 Roscoe Boulevard
                                Panorama City, California  91402
                                Attn: Chief Executive Officer

              If to Manager:    OptimumCare Corporation
                                30011 Ivy Glenn Drive, Suite 219
                                Laguna Niguel, California  92677-5018
                                Attn: Ed Johnson

         8.11 Captions. Any captions to or headings of the articles, sections, subsections, paragraphs, or subparagraphs of this Agreement are solely for the convenience of the parties, are not a part of this Agreement and shall not be used for the interpretation or determination of validity of this Agreement or any provisions hereof.

         8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         8.13 Assistance in Litigation. Manager and Medical Director shall, at no charge, provide information and testimony and otherwise assist Hospital in defending against litigation brought against Hospital, its directors, officers, shareholders, members or employees based upon a claim of negligence, malpractice or any other cause of action, arising out of this Agreement, except where Manager and/or Medical Director is a named adverse party.

         8.14 Gender and Number. Whenever the context hereto requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

         8.15 Legal Counsel. Each party understands the advisability of seeking legal counsel and has exercised its own judgment in this regard.

         8.16 Interpretation. No provision of this Agreement shall interpreted or construed for or against either party because that party's legal representatives drafted such provision.

         8.17 Facilitation. Each party agrees promptly to perform further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement or effect its purposes.

         8.18 Sale or Lease of Hospital and/or the Facility. If Hospital and/or the Facility is sold or leased, or is the subject of a joint operating agreement or joint venture, regardless of the identity of the purchaser/lessee or party which will continue to operate Facility, Hospital will have the right to assign the Agreement, delegate all rights and duties thereunder to such purchaser/lessee or successor operator and Hospital shall have no further responsibilities or liabilities pursuant to the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed his Agreement as of the day and year first above written.

                                        "HOSPITAL"

                                        SAN FERNANDO COMMUNITY HOSPITAL
                                        d/b/a/ MISSION COMMUNITY HOSPITAL and
                                        SAN FERNANDO COMMUNITY HOSPITAL



                                        By:  /s/ William Daniel
                                        ------------------------------
                                                 William Daniel
                                        Its:     CEO


                                        "MANAGER"

                                        OPTIMUMCARE CORPORATION,
                                        a Delaware corporation


                                        By:  /s/ Edward A. Johnson
                                        ------------------------------
                                                 Edward A. Johnson
                                        Its:     CEO

                                                               EXHIBIT 1.2.1 (a)

                               INPATIENT PROGRAM

         The Program Administrator shall be a licensed health professional with at least three (3) years psychiatric program management experience. Manager represents to Hospital that, on the basis of training expertise, the Program Administrator is knowledgeable regarding inpatient psychiatric programs and that the Program Administrator is qualified to perform and will use his/her best efforts to perform the following duties:

         1. Have overall day to day responsibility for the Program and be available to the Program 24-hours per day, seven (7) days per week, fifty-two
(52) weeks per year. When Manager is absent due to illness, vacation or continuing education, Manager shall provide a substitute Program Administrator with the knowledge and expertise to fulfil the responsibilities of the Program Administrator in his/her absence.

         2. Oversees and supervises all of the Hospital's admissions to and discharges from the Program, assuring a manageable and safe flow of patient admissions.

         3. Supervises the Treatment Planning System and Clinical Reviews for utilization review.

         4. Monitors the Program's compliance with Patient Rights, Department of Health Services.

         5. Prepares, on the Hospital's behalf, initial drafts of responses to any deficiency statements.

         6. Assists Hospital in maintaining appropriate relationships with regulatory and accrediting agencies.

         7. Consults with Hospital's Human Resources personnel and nurse managers regarding the Hospital's hiring of staff for the Program and discipline of Program staff.

         8. Consults with the Hospital's Human Resources personnel and nurse managers regarding human resource issues, such as orientation, timely performance appraisals, recruitment, retention, ongoing motivation, etc.

         9. Recommends, and after approval by Hospital, implements an education plan which includes, but is not limited to cross training both of Hospital's campuses and Hospital's Intake Office.

         10. In conjunction with Hospital staff, conducts weekly patient groups to obtain patient feedback and to problem solve.

         11. Assures that a Patient Rights log is maintained per Patient Rights quarterly reports.

         12. Assures that all mandatory statistics are maintained per Patient Rights and Department of Health Services.

         13. Supervises Hospital's Performance Evaluation Team ("PET").

         14. Recommends appropriate disciplinary actions for Hospital staff and Manager personnel who provide services at or for the Program.

         15. Recommends a system to monitor P.E.T. Performance Improvement ("P.I.") in accordance with Hospital's overall P.I. system, and implements the P.E.T. P.I. system after Hospital's approval of it.

         16. Works with Hospital to develop and maintain appropriate physician relationships.

         17. Works with Hospital and its Medical Staff to monitor compliance with applicable policies, procedures, rules and regulations; assists in counseling regarding compliance with the foregoing as requested by Hospital or the Medical Staff.

         18. Recommends, and upon Hospital's approval, implements P.I. programs for the Program consistent with Hospital's P.I. program.

         19. Participates in Hospital's Function Team and PI Council. Upon Hospital's request, fulfils the responsibilities of the chair of the Patient's Rights/Organizational Ethics Committee.

         20. Appropriately responds to customer service issues from relatives, caretakers and other providers on behalf of Hospital and recommends appropriate Hospital actions in response to such issues.

         21. Works cooperatively with and is available to Hospital's ER physicians and ER nursing staff (24-hours per day, seven days per week, 52 weeks per year) with respect to psychiatric referrals.

         22. Performs 5150's in the ER as needed.

         23. If requested by Hospital, attends and represents Hospital at County, Service Area, and RFP meetings and at Hospital Association of Southern California Behavioral Healthcare Subcommittee meetings.

         24. Assists Hospital in its interaction, and represents Hospital, if requested to do so by Hospital, with respect to local community services (fire, police department) and neighboring agencies, such as other hospitals, community healthcare centers, clinics, etc.

         25. Identifies and recommends to Hospital opportunities for community outreach and development. If requested by Hospital, participates in identified community outreach opportunities and assists in the Hospital's strategies for the Program's development.

         26. At all times strives to maintain and improve Patient Care, performing such managerial duties as are necessary to monitor and maintain quality patient care.

         27. Acts as a member of the Hospital's Senior Management structure, as established and modified from time to time by the CEO.

         28. Reports to the CEO or designee and performs such managerial duties with respect to the Program and the Hospital as reasonably requested from time to time by Hospital's Chief Executive Officer or designee.

Manager's Cost of Providing Program Administrator

For purposes of this Agreement, Manager's deemed cost of providing the Nursing Director shall be as set forth in Exhibit 1.2.2.

                                                               EXHIBIT 1.2.1 (b)

         1. Medical Director Qualifications. Manager represents, warrants, covenants and agrees that:

         (a) At all times during the term of this Agreement, Medical Director shall be a physician duly licensed to practice medicine in the State of California, shall be a member of the Hospital's Active Medical Staff with clinical privileges sufficient to permit Medical Director to perform all services reasonably required of him/her as Medical Director of the Program, and shall be in legitimate possession of all customary narcotics and controlled substances narcotics and controlled substances and numbers and licenses;

         (b) Manager shall obtain the Medical Director's written representation and warranty that at no time prior to or during the term of this Agreement, shall Medical Director's license to practice medicine in any state ever have been suspended, revoked, or restricted, ever have been reprimanded, sanctioned or disciplined by any licensing board or state or local medical society or specialty board, ever have been suspended, excluded, barred or sanctioned under the Medicare or Medi-Cal programs, or any other governmental agency, ever have been denied membership or reappointment of membership on the medical staff of any hospital, or ever had his/her medical staff membership or clinical privileges suspended, curtailed or revoked for a medical disciplinary cause or reason; and

         (c) The terms and conditions of the Medical Director's agreement with Manager shall be in compliance with all applicable law, including but limited to, state and federal anti-referral legislation such that Hospital shall not be limited from billing and receiving payment for services rendered. Manager shall indemnify and hold Hospital harmless from any damages, costs and expenses Hospital incurs as the result of Manager's failure to assure that Manager's agreement with the Medical Director is in compliance with the foregoing. Hospital shall have the right to review and approve the proposed Agreement between the Medical Director and Manager.

         2. Medical Director Duties. The Medical Director shall provide the professional administrative services as hereafter set forth as an independent contractor of Manager. The Medical Director shall furnish the following for the operation of the Program:

         (a) Medical Director shall serve as Medical Director of the Program. Medical Director shall, during the entire term of this Agreement, supervise the clinical, medical and psychiatric operation of the Program and shall devote such time as is necessary to carry out such duties and ensure efficient and effective medical administration of the Program. The primary objective is to provide appropriate utilization of the Program's facilities, equipment and staff and to provide quality services to all patients;

         (b) Manager shall assure that Medical Director shall be available at reasonable times for consultation with the Board of Directors, the Chief Executive Officer or designee, the

             Chief of Staff, individual members of the medical staff, committees of the professional staff and nursing, be available by electronic pager for emergency consultation during all hours that the Program is in operation and Medical Director is offsite; provided, however, that Medical Director may arrange for coverage of this on-call obligation by a substitute who must be approved by the CEO or designee, which coverage shall be provided by a physician licensed to practice medicine in the State of California with clinical privileges at Hospital sufficient to perform services required hereunder and shall be at Manager's or Medical Director's sole cost and expense;

         (c) Medical Director shall actively participate in the affairs of the professional staff of the Hospital and shall perform such tasks and provide such services as the professional staff or any committee may from time to time appropriately request. Hospital's medical staff committees shall conduct at regular intervals ongoing monitoring and reviewing of the professional performance of Program and the Medical Director; the results of these reviews to be reviewed by Hospital's CEO;

         (d) The Medical Director shall recommend to Hospital and its Medical Staff proposed treatment programs and protocols for physician care. Upon approval of the foregoing, Medical Director shall assist with the implementation of said treatment programs and protocols.

         (e) If requested by the CEO, Medical Director shall serve on committees and perform duties commensurate with the requirements of the Medical Directors who contract directly with Hospital; and

         (f) Medical Director shall perform such duties as may be reasonably requested by the CEO from time to time.

         3. Medical Director's Compensation. The Medical Director will be paid at the rate of One Hundred Dollars ($100) per hours; provided, however, in no event will the Medical Director be paid in excess of Three Thousand Dollars ($3,000) per month for services rendered hereunder.

                                                               EXHIBIT 1.2.1 (c)

                                INPATIENT PROGRAM

The Nursing Director shall be a California licensed registered nurse with at least three (3) years of psychiatric program management experience. Manager represents to Hospital that, on the basis of training and expertise, the Nursing Director is knowledgeable regarding inpatient psychiatric programs and that the Director of Inpatient Psychiatric Nursing Services is qualified to perform and will use his/her best efforts to perform the following duties:

         1. Assure clinical staffing for the Program meets acuity levels, both in numbers and in the expertise of the professional staff.

         2. Assume the responsibilities as the manager of the clinical staff who provide services in the Program, including but not limited to day to day direct oversight of clinical services provided to Program patients.

         3. Integrate Program objectives and resources in the provision of patient care services.

         4. Ensure that patients who are admitted to the Program meet all criteria for admission and are at the appropriate level of care.

         5. Take appropriate measures, consistent with Hospital policies and procedures which may be in effect from time to time, to encourage growth, development and education of the Program's patient care services staff.

         6. Conduct monthly meetings to facilitate communication with both professional and non-professional staff.

         7. Timely inform the Program Administrator and the Hospital's Director of Patient Care Services of issues that affect patient care.

         8. Establish positive working relationship and promote teamwork between the Program and other Hospital Departments.

         9. Facilitate the resolution of conflicts which may arise from time to time, such as conflicts between the individual needs of the staff who, directly or indirectly, report to the Director of Inpatient Psychiatric Nursing Services and the needs of the Program and Hospital.

         10. Perform all duties which may be necessary or appropriate from time to time for a Hospital Department head or as may be assigned from time to time by the Program Administrator, the Hospital's Director of Patient Care Services, the Hospital's CEO, or their designees.

Manager's Cost of Providing Nursing Director

For purposes of this Agreement, Manager's deemed cost of providing the Nursing Director shall be as set forth in Exhibit 1.2.2.

                                                                   EXHIBIT 1.2.2

Manager shall provide the following personnel in the categories, at the staffing levels and the costs, including wages, Employee Benefits and overhead, as set forth below:

For purposes of this Agreement, the total costs for providing each of the personnel (including wages, Employee Benefits and overhead) will be deemed to be One Hundred Twenty Five percent (125%) of the weighted average rates stated in the most recently published Healthcare Association of Southern California Compensation Survey ("HASC"), or other mutually agreed upon professional association survey data if the HASC survey no longer is available to the parties, for the most comparable position included in the HASC survey. Attached hereto are copies of pages from the HASC survey as most recently published prior to the effective date of this Agreement. The parties agree that the employee categories on the attached copies of pages of the HASC survey represent the positions most comparable to those positions to be provided by Manager hereunder and that the geographic areas identified for each position represent the most applicable market which is included in the HASC survey for the applicable position. Following each of the positions listed below is the page of the most recent HASC survey applicable to the particular position, the applicable geographic market, and the weighted hourly rate or weighted salary to be effective as of the date of this Agreement and which will remain in effect until superseded by another survey, as described above. The parties have agreed that the Employee Benefits and overhead for each of the personnel shall be deemed to be twenty five percent (25 %) of the hourly rate or salary as it may be in effect from time to time.

Each of the positions listed below as "FT" shall work for the Program on a full time basis, regardless of the Program census. Each of the positions listed below as "PD" shall work for the Program on a part time basis, to fluctuate depending upon the Program census. Although the actual staffing of personnel listed as "PD" shall vary from week to week depending upon the census, each month such personnel shall work for the Program a percent of full-time as as set forth below. For example, an individual who is designated as .2 FTE shall work the equivalent of twenty percent (20%) of a full-time employee.

FT Program Administrator; N-06; All Southern; weighted annual salary $73,907
FT Nurse Manager; N-10; All Southern; weighted annual salary $65,699
FT Administrative Assistant; C-05; North Western; weighted hourly rate $13.35
FT Assistant to Nursing Manager; C-05; North Western; weighted hourly rate
   $13.35
FT Rehabilitation Therapy Coordinator; P-07; North Western; weighted hourly rate
   $18.56
FT Rehabilitation Therapy Aide; P-07; North Western; weighted hourly rate
   $18.56
FT Recreation Therapist, RT; P-07; North Western; weighted hourly rate
   $18.56
PD Recreation Therapist, RT (.2 FTE); P-07; North Western; weighted hourly rate
   $18.56
PD Recreation Therapy Aide (.2 FTE); P-07; North Western; weighted hourly rate
   $18.56
PD Occupation Therapist, OT (.2 FTE); P-07; North Western; weighted hourly rate
   $18.56
FT Social Services Coordinator, LCSW; P-08; All Hospitals; weighted hourly rate
   $24.68
FT Social Worker, BSW; P-07; P-08; All Hospitals; weighted hourly rate $24.68

FT Social Worker, MA; P-08; All Hospitals; weighted hourly rate $24.68
PD Social Worker, LCSW (.2 FTE); P-08; All Hospitals; weighted hourly rate
   $24.68
PD Social Worker, MA, MFCC Intern (.6 FTE); P-08; All Hospitals; weighted hourly rate $24.68
PD Social Worker, MSW (0-.1 FTE); P-08; All Hospitals; weighted hourly rate
   $24.68
FT Utilization Review RN; R-03; North Western; weighted hourly rate $24.81
FT Utilization Review RN; R-03; North Western; weighted hourly rate $24.81
FT Utilization Review Administrative Assistant; C-05; North Western; weighted hourly rate $13.35
PD Licensed Psychologist (.2 FTE); P-15; All Hospitals; weighted hourly rate
   $29.76

                                                                    EXHIBIT 1.13

         Manager in conjunction with its corporate offices, will provide to the Hospital, as part of the Manager's fixed Management Fee (as such term is defined in Section 4.3.2 hereof) the following services:

         A. Administrative Services:

            1. Hiring, initial and ongoing training of, the Program Administrator, Nursing Director, Medical Director, and other Manager personnel.

            2. Assist Hospital's management team in the selection, initial training and ongoing training of Hospital personnel who work within or provide services to the Program.

            3. Recommend to Hospital strategies and opportunities for the Program, including but not limited to, networking, support and education, and assist the Hospital in implementing such strategies and opportunities, if requested by Hospital.

            4. Provide resources and published materials for use in the management of the Program.

            5. Manager's Corporate Clinical Director shall be available to perform mock surveys and to assist Hospital in: clinical staff training, customer service training, documentation in-servicing, quality care promotion and education, support to Hospital's human resources functions, community liaison efforts, and evaluation of current Program activities. Managaer's Corporate Clinical Director also shall advise Hospital regarding current trends, current regulations, and successful strategies and programs.

            6. Manager's Corporate Director of Utilization Review shall be available to perform mock surveys and assist Hospital in clinical staff training, quality care promotion and education.

            7. Make available 24-hours a day, 7 days a week, 52 weeks per year the services of a Corporate Intake Services Department to provide management services and advice to Hospital's Admitting Department and to provide prompt and courteous responses to patients, their families and the community.

            8. The provision of a Psychiatric Mobile Response Tem (P.M.R.T.) which is available 24-hours per days, 7 days per week, 52 weeks per year with licensed clinical social workers, registered nurses and psychologists who have extensive experience with behavioral healthcare and the Department of Mental Health and Patients Rights who shall be promptly available to advise the Program and its personnel with respect to issues that might arise requiring P.M.R.T. expertise.

            9. Advise Hospital regarding the establishment of community liaison activities to promote the community's awareness of the Hospital and the Program, including but not limited to systems for making follow-up visits to assure patient satisfaction, to provide education to the community, and to enhance the services Hospital provides to patients and the community. If requested by Hospital, Manager shall act on behalf of Hospital in implementing community liaison activities which have been approved by Hospital.

         B. Clinical Services:

            10. Manager's Corporate Clinical Director, Chief Executive Officer and Chief Operating Officer shall consult with Hospital regarding the selection, training and ongoing education of Hospital's clinical staff and Manager's staff who provide services at or to the Program.

            11. Manager's Corporate Clinical Director and Corporate Director of Utilization Review, who each shall be licensed registered nurses, shall be available to assist the Hospital with respect to clinical issues, including but not limited to education, documentation, patient care and regulatory requirements.

            12. Manager's Corporate Clinical Staff shall provide guidance to the Medical Director, including but not limited to treatment planning.

            13. Ongoing review and advice to Hospital regarding Hospital's admission criteria for Medi-Cal and Medicare to assure Hospital's admissions to the Program are appropriate.

            14. Provide training to Hospital's clinical staff and perform daily chart reviews to assure that the clinical staff appropriately documents in accordance with Hospital's criteria, appropriately documents treatment and planning, and complies with regulatory standards for documentation, as the foregoing may exist from time to time.

            15. Take timely action to appropriately implement discharge criteria for the Program which have been approved by Hospital.

            16. Assure that the clinical staff have prepared appropriate documentation of discharge criteria.

            17. Recommend to Hospital, and undertake on behalf of Hospital if requested, appropriate post-discharge follow-up communications with families and board and care facilities to maintain and enhance the patient's quality of life.

            18. Support Hospital's and its Medical Staff's ongoing education by providing education on clinical topics such as medication, cognitive therapy, care planning, treatment planning, confidentiality, patient rights, etc., and education on such topics as how to deal with and appropriately handle psychiatric patients, mental health laws, psychiatric patients with chronic medical illnesses, etc.

         C. Utilization Review:

            19. Recommend appropriate utilization review process policies, procedures and criteria to the Hospital. Upon approval, then to implement these processes so as to assure the timely and efficient management of the processing of all TAR obligations as per the Medi-Cal TAR Unit requirements, as they may exist from time to time. To assure that these processes are promptly modified from time to time as may be required in order to remain n compliance with the applicable requirements as they may exist from time to time.

            20. Recommend protocols and procedures to the Hospital, and following Hospital's approval of these protocols and procedures, assist with their implementation. The foregoing shall include, but not be limited to, protocols and procedures which assure that all charts are copied within ten (10) working days of discharge and that copies of charts are sent to the TAR Unit along with the required LA County codes; the foregoing protocols, procedures and time frames to be promptly modified from time to time to comply with applicable requirements as they may exist from time to time.

            21. In addition to the reviews conducted by Hospital and its Medical Staff, Manager shall review each day all charts to assure appropriateness of admissions, continued stay criteria and documentation of care.

            22. Advise and assist Hospital's UR Staff to assure that all denials are timely and properly appealed by the Hospital on the first level, and if necessary, on the second level.

            23. Support Hospital's and the Medical Staff's ongoing education, including but not limited to providing in-services to clinical staff and physicians regarding criteria and County charting requirements.

            24. Recommend systems to the Hospital, and following the Hospital's approval, monitor those systems to assure that Hospital's UR Staff enters all Medi-Cal patients into the county's MIS system within 24-hours of admission and discharge, five (5) days a week (Monday through Friday); the foregoing mechanisms and time frames to be promptly modified from time to time to remain in compliance with applicable requirements as they may exist from time to time.

            25. Maintain current knowledge regarding regulatory changes to timely recommend revisions to Hospital pre-admissions screening tools consistent with regulatory changes.

            26. Recommend P.I. audits for the Program which are consistent with the P.I. program at Hospital. Following Hospital's approval of proposed Program P.I. audits, to actively participate in the implementation and monitoring of the approved P.I. Program audit.

            27. Participate in treatment planning as part of the Treatment Planning Team.

            28. All individuals provided by Manager to assist with review of Program patient's utilization shall report to the Hospital's Director of Utilization Review, or the manager designated by Hospital from time-to-time to fulfill the duties of a director of utilization review.

         D. Educational Services:

            29. Maintain continuing education provider numbers from the Board of Registered Nursing and the Board of Behavioral Sciences to enable healthcare providers to obtain continuing education credits for continuing education provided by Manager.

            30. Recommend to Hospital, and upon Hospital's request, provide training and education to Hospital's management, including but not limited to education and training regarding teamwork, management of difficult employees, motivation, etc.

            31. Recommend, and upon Hospital's request, provide ongoing clinical education, including but not limited to ongoing training of Manager's staff and Hospital staff in proper crisis intervention technique, patient care issues, etc.

            32. In support of Hospital's and its Medical Staff ongoing education, provide ongoing Physician in-services and training and ongoing staff education and training or documentation requirements.

            33. Recommend, and upon Hospital's request, manage the implementation of a customer service program and education for the Program.

            34. Recommend to Hospital, and upon Hospital's request, provide regularly scheduled educational offerings related to the Program.

            35. Perform such managerial responsibilities with respect to the Program as reasonably requested from the CEO or designee from time to time, including but not limited to performing managerial responsibilities and timely reporting in accordance with the management structure and standards as required by Hospital of its managers, as said structure and standards may exist from time to time.

                                                                   EXHIBIT 5.3.6

                                 Direct Expenses

Direct Expenses are expenditures incurred for the operation of a specific department and/or function. The management function has the ability to control, influence and/or provide input regarding Direct Costs. For purposes of this Agreement , Direct Expenses are deemed to include the following which are incurred for the operation and/or function of the Program:

Salaries and Wages

Employee Benefits

Consulting Fees

Medical Director Fees

Consumable Supplies

Repair and Maintenance

Lease/Rentals

Purchased Services

Depreciation

Dues, Books and Subscriptions

Other Direct Expenses deemed necessary or appropriate for the operation and/or function of the Program

                    MENTAL HEALTH OUTPATIENT HOSPITALIZATION

                               SERVICES AGREEMENT

         This MENTAL HEALTH OUTPATIENT HOSPITALIZATION SERVICES AGREEMENT ("Agreement") is entered into for reference purposes only as of the __ day of December, 1999, by and between San Fernando Community Hospital, a California nonprofit public benefit corporation doing business as Mission Community Hospital and San Fernando Community Hospital ("Hospital") and OptimumCare Corporation, a Delaware corporation ("Manager").

                                    RECITALS

A. Hospital owns and operates a duly license acute care hospital which operates at locations in San Fernando and Panorama City, California.

B. The Panorama City location ("Facility") includes an outpatient partial hospitalization program (the "Program") for the treatment of patients with psychiatric disorders.

C. Manager is in the business of providing a variety of consulting, administrative and management services to facilities with outpatient partial hospitalization programs for the treatment of patients with psychiatric disorders.

D. Manager presently provides various services to the Program at the Facility, and Hospital desires to retain Manager, and Manger desires to be retained, to provide certain services with respect to the Program.

E. Hospital and Manager desire to enter into this Agreement to provide a clear understanding of their respective rights, duties and obligations with respect to the subject matter hereof.

                                    AGREEMENT

                                    ARTICLE 1
                        MANAGER's RIGHTS AND OBLIGATIONS

         1.1 General Intent and Purpose.

             1.1.1 Management Expectations. Manager will manage the Program in accordance with the mission, vision and values of Hospital, the Hospital's strategic plan, the Hospital's compliance plan, and the Hospital's annual budget and operating plan. Manager's management responsibilities shall be fulfilled within the policies, procedures and organizational structure of the Hospital, as it may exist from time to time. Manager's Program Administrator and Medical Director, as such terms are defined in Section 1.2 hereof, shall perform their responsibilities of management in accordance with the management structure and standards as required of Hospital employed managers and Hospital contracted Medical Directors, as such standards and structure may exist from time to time. Although Hospital shall have the right, in its sole discretion from time to time, to change its management structure and standards, as of the commencement of the Agreement and until notice to Manager, the Program Administrator shall be and function as a hospital department head. Manager shall assure that all services are managed in accordance with the rules and regulations that regulate the provision of psychiatric services, including but not limited to assuring that all issues related to patient movement into and out of the Program are accomplished within the guidelines established by the Los Angeles County Department of Mental Health, in accordance with state and federal law, and in accordance with all Hospital policies. Manager will provide expertise to Hospital to recommend, and after approval by Hospital, to implement appropriate Hospital policies, procedures, rules and regulations. It is anticipated that all personnel provided by Manager will comply with all of the requirements established for Hospital personnel, including but not limited to, orientation, safety, health and assuring that any of Manager's personnel who oversee or direct Hospital employees do so in accordance with Hospital's human resources policies as they may be established by Hospital from time to time. On an annual basis, and more often if specified by Hospital, the Chief Executive Officer of Hospital ("CEO") or his designee shall perform a performance appraisal of the Manager's Program Administrator and Medical Director, similar to performance appraisals of individuals with management responsibilities or directorship agreements at Hospital.

             1.1.2 Administration and Clinical Management. Subject to Hospital's ultimate retention of control and authority, Manager shall assist Hospital in the administration and clinical management of the Program and report to Hospital daily as to the administration of the Program and the care and treatment of Program patients while at the Facility in accordance with and subject to the patient's physician's orders. Manager does not provide psychiatric care (including diagnosis, development of individual treatment plans, determining changes in the care place and discharge planning), which care is provided by licensed physicians who are members in good standing of Hospital's Medical Staff with appropriate privileges.

         1.2 Manager's Provision of Staffing.

             1.2.1 Program Administrator and Medical Director, Staffing. Manager shall employ and/or independently contract with, and shall be financially responsible for staffing the Program with;

                   (a) one full-time Program Administrator ("Program Administrator") who shall work full-time exclusively at Facility and who shall meet the criteria and fulfil the duties set forth in Exhibit 1.2.1.(a). The parties hereby acknowledge and agree that the Manager's total cost of providing the Program Administrator (including wages, Employee Benefits [as defined in
Section 2.5] and overhead) is deemed, for the purposes of this Agreement, and as the parties= best estimate of fair market value, is the amount set forth in
Exhibit 1.2.1.(a); and

                   (b) one medical director ("Medical Director") who shall provide not less than Thirty (30) hours of administrative services for the Program per month and who shall meet the criteria and terms set forth in Exhibit 1.2.1(b). The parties hereby acknowledge and agree that the Medical Director's compensation is deemed, for the purposes of this Agreement, and as the parties= best estimate of fair market value, is the amount set forth in Exhibit 1.2.1.(b); and

             1.2.2. Additional Personnel Staffing. Manager shall employ and/or independently contract with and shall be financially responsible for staffing the Program with professional counseling staff, therapists, case managers and utilization review managers and staff, in the categories, at the staffing levels, and at the costs (cumulatively for each category), including wages and Employee Benefits and overhead, as set forth in Exhibit 1.2.2.

             1.2.3 Need for Staffing. The staffing set forth in Section 1.2 hereof is based upon the anticipated Program needs to operate the Program as required (i) by applicable State and Federal law and regulation as required for licensure and accreditation and for certification for participation in and reimbursement from the Medicare and Medi-Cal programs, (ii) the Program's reasonable requirements, and (iii) community standards.

             1.2.4 Changes to Staffing Levels. Manager shall not, without Hospital's prior written consent, which shall not be unreasonably withheld, deviate from, change, or decrease the agreed staffing levels as set forth in this Section 1.2.

             1.2.5 Staff Compensation. Manager is solely responsible for compensating the individuals Manager provides hereunder, including Employee Benefits, and shall defend and hold Hospital harmless from claims for compensation or Employee Benefits from such individuals. "Employee Benefits" shall include, by way of illustration and not limitation, an employer's contribution under the Federal Insurance Contributions Act, unemployment compensation and related insurance, payroll and other employment taxes, pension and retirement plan contributions, workers= compensation and related insurance, group life, health, disability, and accident insurance, severance, and other benefits. In entering into or continuing any financial relationship (e.g., ownership or compensation arrangements) with any physicians and their immediate family members (as defined under the Stark law at 42 U.S.C. '1395nn and Cal. Bus. & Prof. Code " 650.01 et seq.), Manager shall assure that such financial arrangements meet the requirements of an applicable exception under those laws such that Hospital is not prohibited from presenting any claims for services pursuant to such physician self-referral laws.

             1.2.6 Acceptability of Staff Members. Prior to retaining any individuals to provide services at Facility pursuant to Section 1.2 hereof. Manager shall obtain the prior written approval of such individual from the CEO. Manager shall submit such information regarding proposed personnel as the CEO reasonably requests. Manager shall use reasonable efforts to resolve any issues regarding the acceptability to Hospital of Program staff employed or otherwise contracted for by Manager. All professional individuals, including Medical Director, provided by Manager, shall meet the applicable standards of Hospital's Medical Staff Bylaws.

             1.2.7 Removal of Staff Member. At the request of Hospital, in its sole and absolute discretion, Manager shall immediately remove any employee or independent contractor of Manager from providing services at the Facility or to the Program.

             1.2.8 Staff Member Conduct and Care. Manager shall cause all employees and independent contractors of Manager at all times to conduct their activities in compliance with all bylaws, rules and regulations, policies and procedures of Hospital and its medical staff and in compliance with all applicable federal, state and local laws and regulations, and with the standards and requirements established by the Joint Commission on Accreditation of Healthcare Organizations and other relevant professional organizations pertinent to the operation of the Program.

         1.3 Licensure and Accreditation. Manager shall advise and assist Hospital in order for Hospital to obtain all necessary licenses and approvals from governmental and accrediting agencies, including the Joint Commission on the Accreditation of Healthcare Organizations, and in order for Hospital to obtain all certifications and approvals necessary to participate in the Medicare and Medi-Cal programs. Manager shall advise and assist Hospital to assure Hospital timely undertakes all activities necessary to obtain and maintain all necessary licenses and approvals from governmental and accrediting agencies, including without limitation, the California Department of Health Services, and is responsible for timely advising and assisting Hospital to undertake all activities necessary to maintain all certifications and approvals necessary to participate in the Medi-Cal and Medicare programs are performed. Manager shall advise and assist Hospital to enable Hospital to timely prepare, file, and supplement all regulatory applications, reports, and forms required by any local, state or federal regulatory agency and shall prepare the Facility for, and monitor, regulatory surveys and inspections of the Program. Manager shall use its best efforts to assure that Hospital promptly remedies any deficiencies identified in such surveys and inspections to the extent such deficiencies are within Manager's control. If the subject matter of the deficiency is Manager's responsibility hereunder, Manager shall promptly correct such deficiency. Manager shall use its best efforts to assure that the Program and the Facility are operated and maintained in compliance with all applicable federal, state, and local laws, rules and regulations.

         1.4 Policies and Procedures.

             1.4.1 Development and Implementation of Policies and Procedures. Manager shall develop and recommend, and upon Hospital's approval, assist Hospital in implementing all policies and procedures necessary for the safe and efficient operation of the Program, and shall educate Program staff on such policies and procedures. The foregoing shall include, but not be limited to, proposed policies and procedures for performance improvement and utilization review which are consistent with Hospital's policies and procedures for performance improvement and utilization review in other Hospital programs and services. Manager shall develop and recommend, and following Hospital approval implement, clinical treatment programs and protocols for non-physician care that are reflective of current unrecognized standards for psychiatric programs. Manager shall provide orientation and training for all Program staff, irrespective of whether such staff members are employees or independent contractors of Hospital or Manager. Manager shall assure that all personnel who provide services at the Facility participate in Hospital's orientation for new Facility employees. Manager shall as reasonably necessary provide ongoing in-service training such as to assure that Program staff have the requisite knowledge and skill required to delivery quality healthcare services at the Facility and through the Program.

             1.4.2 Hospital Approval. The implementation of the policies and procedures and clinical treatment programs required under Section 1.4 shall be subject to prior approval by the Hospital's administration and, where appropriate, the Hospital's medical staff.

             1.4.3 Compliance Plan. Manager shall require that all personnel provided by Manager to work at Hospital or to provide services on behalf of Hospital at all times comply with Hospital's Compliance Plan and its components as they may be in effect from time to time.

         1.5 Indemnification by Manager. Manager shall protect, indemnify, hold harmless, and defend Hospital, its legal representatives, employees, agents, officers, trustees, affiliates and assigns, and each of them, from and against any and all claims, actions, demands, proceedings, losses, damages, costs, expenses and liabilities (including reasonable attorneys= fees) arising out of or related to the performance or nonperformance by Manager of any obligations to be performed or services to be provided hereunder. This indemnification obligation survives the expiration or earlier termination of this Agreement.

         1.6 Insurance.

             1.6.1 General Liability Insurance. Manager shall procure and maintain, at its sole cost and expense, throughout the term hereof, a policy or policies of comprehensive general liability and malpractice insurance covering itself and the individuals it provides pursuant to Section 1.2 hereof from an insurance carrier licensed and authorized to sell or approved to place liability insurance policies of this nature by the State of California with limits of not less than Five Million Dollars ($5,000,000) per occurrence. Manager shall cause to be issued to Hospital, by the insurance carriers issuing such coverage, certificates of insurance evidencing that the foregoing covenants of this Agreement have been complied with and stating that said insurance carriers shall provide not less than ten (10) calendar days prior written notice to Hospital of any cancellation or material modification of the policy or coverage described herein, or, if any such carrier shall not agree to provide such notice, then Manager shall provide notice to Hospital of any such cancellation or modification immediately upon receipt of notice of the foregoing from the carrier. Any deductible, co-insurance, or aggregate limits shall be subject to Hospital's approval, which shall not be unreasonably withheld.

             1.6.2 Workers Compensation Insurance. Manager shall procure and maintain, at its sole cost and expense, throughout the term hereon, a policy or policies of workers= compensation insurance covering its employees from an insurance carrier licensed and authorized to sell or approved to place such liability insurance policies of this nature by the State of California. Manager shall add Hospital as an additional insured on such policy.

             1.6.3 Extended Reporting Period. If any liability insurance policy procured pursuant to Section 1.6 is on a "claims made" rather than "occurrence" basis, then such policy shall include an option to purchase a "tail" or an extended reporting period, which option shall be exercisable upon termination or cancellation of said policy or upon any material modification of said policy that has the effect of causing the coverage of said policy to fail, in any respect, to meet the requirements of Section 1.6, regardless of whether such termination, cancellation or modification shall occur during the term hereof or thereafter. The tail or extended reporting period shall provide coverage meeting all of the requirements set forth in Section 1.6, for a period of at least seven (7) years after termination, cancellation or modification of the underlying policy. Such policy shall provide that the carrier shall give Hospital or Manger at least thirty
(30) calendar days advance written notice of the date upon which the option may be exercised regardless of whether such date shall occur during the term hereof or thereafter and shall specifically provide that Hospital shall be permitted to exercise the option upon failure of Manager to do so. Upon such notice, Manager shall take all steps, including but not limited to the payment of money, necessary to exercise such option, and if Manager shall fail to effectively exercise such option, then Hospital may do so and Manager shall fully and immediately reimburse Hospital, within ten (10) calendar days notice thereof by Hospital, for all monies expended by Hospital in connection therewith. The provisions of this Section 1.6.3 survive the expiration or earlier termination of this Agreement.

         1.7 Record keeping and Access to Documents. Manager shall take all actions required by the Medicare or Medi-Cal programs to generate and maintain all necessary records as may be required of Hospital by the Medicare or Medi-Cal programs. Such records are the property of Hospital. In addition, for the purpose of implementing Section 1861(v)(1)(1) of the Social Security Act, as amended, and any regulations promulgated pursuant thereto, Manager agrees to comply with the following statutory requirements governing the maintenance of documentation to verify the cost of services rendered under this Agreement:

             (i) until the expiration of four years after the furnishing of such services pursuant to such contract, Manager shall make available, upon written request to the Secretary of the U.S. Department of Health and Human Services, or upon request to the Comptroller General, or any of their duly authorized representatives, the contract and books, documents, and records of such costs, and

             (ii) if Manager carries out any of the duties of the contract through a subcontract with a value or cost of Ten Thousand Dollars ($10,000) or more over a twelve-month period, with a related organization, such subcontract shall contain a clause to the effect that until the expiration of four years after the furnishing of such services pursuant to such a subcontract, the related organization shall make available, upon written request to the Secretary, or upon request to the Comptroller General, or any of their duly authorized representatives, the subcontract and books, documents, and records of such organization that are necessary to verify the nature and extent of such costs.

         1.8 Audit Disclosure. If Manager is requested to disclose books, documents, or records for purposes of an audit, Manager shall notify Hospital of the nature and scope of such request and Manager shall make available, upon written request of Hospital, all such books, documents, or records, during regular business hours of Manager. The provisions of Sections 1.7 and 1.8 survive the expiration or earlier termination of this Agreement.

         1.9 Reports.

             1.9.1 Monthly Report. Manager shall provide monthly written reports to Hospital administration which detail the staffing provided each day during the prior month pursuant to Article I of this Agreement. Such monthly reports shall accompany Manager's invoice as required pursuant to Section 4.3.3 of this Agreement. The monthly reports shall include such detail as reasonably requested by Hospital, the submission of such reports to Hospital to be an express condition precedent to Hospital obligation to pay to Manager the Management Fee as required by Section 4 of this Agreement.

             1.9.2 Quarterly Report. Manager shall provide quarterly written reports to Hospital administration regarding all aspects of the operations of the Program. Such quarterly reports shall address, among other things, the therapies provided to patients, any notable therapeutic successes or failures experienced by patients of the Program, any changes in Program staff, any complaints received by Manager regarding the operation and administration of the Program and the Facility, Program census, staffing provided the Program by Manager, and such other information regarding the staffing, and any other items or issues significant to the administration of the Program requested by Hospital.

         1.10 Adverse Actions. Manager shall commit no act or omission which adversely affects any licensure or certification of the Hospital.

         1.11 Admissions and Professional Services. Patients only shall be treated by Hospital pursuant to an order by a physician member of Hospital's medical staff with appropriate privileges. Manager shall assure that medical treatment shall only be ordered and provided by physicians who are members of Hospital's medical staff with appropriate clinical privileges. To the extent that Manager or its personnel makes Section 5150 assessments of individuals and places holds on such individuals at the Facility, Manager shall comply with all requirements of Section 5150 and the associated regulations and policies adopted by the County of Los Angeles.

         1.12 Additional Reports. Manager shall prepare an annual report for the CEO regarding the Program. The Senior Management of Manager's Corporate Offices shall meet with the CEO and/or his designee upon the CEO's request, the foregoing to occur at least on a quarterly basis. Manager shall require that the Program Administrator provide periodic reports in accordance with the requirements and expectations of other Hospital managers. Manager shall promptly provide Hospital with reports and information that Hospital reasonably requests with respect to the Program, including but not limited to admissions and discharges.

         1.13 Additional Duties. Manager shall provide the additional duties set forth in Exhibit 1.13.

                                   ARTICLE II.
                        HOSPITAL's RIGHTS AND OBLIGATIONS

         2.1 Ultimate Control. Hospital shall have and maintain throughout the period hereof ultimate control and authority for the operation of the Program. Not to limit the foregoing, all admissions to the Program shall be in compliance with the admissions criteria which is established by Hospital after considering Manager's recommendations. Hospital has ultimate authority and control regarding decisions to accept a patient.

         2.2 Space. Hospital shall continue to provide the space currently being provided for the Program which Manger agrees is adequate in all respects for the proper operation of the Program. Hospital shall be free to make any changes it desires to the Facility, or to relocate the Program so long as such changes do not materially and adversely interfere with the ability of Manager or Hospital to carry out their duties hereunder.

         2.3 Hospital's Employees. Except for those positions designated to be provided by Manager, Hospital shall employ, or shall independently contract with, and shall be financially responsible for staffing the Program with all personnel necessary for the proper and efficient administration and clinical operation of the Program, including registered nurses, licensed vocational nurses and mental health workers, the foregoing in numbers appropriate based on the Program's anticipated daily census, and the services of a registered dietician and an office Manager. All personnel employed or otherwise contracted for (including the Office Manager) shall be required to comply with the Program policies and procedures as mutually developed and agreed upon in writing by Hospital and Manager.

         2.4 Diagnostic Facilities. Hospital shall make available to Program patients the Hospital's inpatient, diagnostic, and other facilities as are available at Hospital and ordered from time to time by such patients= attending physicians or appropriately requested by Program staff.

         2.5 General Services. Hospital shall provide the following support services for the efficient and proper operation of the Program.

             2.5.1 Dietary services for patients of the Program (to be served to each patient at the Facility and the part-time services of the Hospital's nutritionist/dietician).

             2.5.2 Housekeeping services for the facility.

             2.5.3 Janitorial and physical upkeep of the Facility.

             2.5.4 All utilities for the Facility.

             2.5.5. Such clerical support, office supplies and general supplies necessary for the proper operation of the Program.

             2.5.6 Record keeping services, in accordance with state and federal laws and regulations.

             2.5.7 Transportation as Hospital determines, after consultation with Manager, is necessary to operate the Program.

         Nothing in this Agreement is intended to or shall be construed to limit or restrict the Hospital's ability to outsource the provisions of the goods and services contemplated in this Section.

         2.6 Policies and Procedures. Hospital shall provide all Program staff (including employees and independent contractors of Manager) with copies of all relevant Hospital and Program policies and procedures, as amended from time to time.

         2.7 Health Screening. Hospital shall provide to all Program staff (including employees and independent contractors of Manager) such appropriate pre-employment and periodic diagnostic and health screening examinations as are customarily provided by Hospital for Hospital employees.

         2.8 Accreditation. With the assistance of Manager, Hospital shall maintain accreditation by the Joint Commission on the Accreditation of Healthcare Organizations, and shall be financially responsible for paying all such fees related to such accreditation. Notwithstanding any other provisions in this Agreement, the sole remedy for Hospital's sole breach of this Section 2.8 is the right of termination of this Agreement by Manager pursuant to Section 5.2.3.

         2.9. Performance Improvement Review. With the assistance of Manager and the staff provide by Manager pursuant to Section 1.2 hereof, Hospital shall oversee utilization review and performance improvement services with respect to services provided by the Program.

         2.10 Insurance. Hospital shall maintain professional and public liability insurance coverage for the Program under the same terms and conditions and for the same coverage limits as for other Hospital programs. Said insurance shall cover claims for negligence of Hospital or its employees. Written certificate of such coverage shall be provided to Manager. Hospital shall have the right to provide the foregoing coverage through the self-insurance programs of its parent, sister, or related entities.

         2.11 Y2K. Hospital shall use its best efforts to identify and take such actions as are necessary in order for all systems and equipment which are essential for the Program to be Y2K compliant prior to January 1, 2000.

                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES BY MANAGER

         3.1 Representations by Manager.

             3.1.1 Corporate Status. Manager is a corporation duly organized and existing under the laws of the State of Delaware, is authorized and qualified to conduct business in the State of California, and has the power and authority to carry on the activities in which it is engaged and to perform its obligations hereunder.

             3.1.2 Execution of Agreement. The execution of this Agreement and the performance of the obligations of the Manager hereunder will not result in any breach of any of the terms, conditions, or provisions of any agreement or other instrument to which Manager is a party or by which it may be bound or affected, or any governmental license, franchise, permit or other authorization possessed by the Manager, nor will such execution and performance violate any federal, state or local law, rule or regulation.

             3.1.3 Litigation. There is no litigation, administrative proceeding or investigation pending or threatened against Manager, nor is the Manager subject to any judgment, order, decree or regulation of any court or other governmental or administrative agency, which would materially adversely affect the performance of Manager's obligations hereunder.

         3.2 Representations and Warranties by Hospital.

             3.2.1 Corporate Status. Hospital is a non-profit public benefit corporation duly organized and validly existing in good standing under the laws of the State of California with the power and authority to perform its obligations hereunder subject to licensure by the California Department of Health Services.

             3.2.2 Execution of Agreement. To Hospital's knowledge, the execution of this Agreement will not be in violation of any governmental license, permit or other authorization possessed by Hospital. Hospital is accredited by the Joint Commission on the Accreditation of Healthcare Organizations.

             3.2.3 Litigation. To Hospital's knowledge, there is no litigation, administrative proceeding or investigation pending or threatened against Hospital, nor is the Hospital subject to any judgment, order, decree or regulation of any court or other government or administrative agency which would materially adversely affect the performance of Hospital's obligations hereunder.

                                   ARTICLE IV.
                     BILLING AND COLLECTIONS; MANAGEMENT FEE

         4.1. Facility Services Billing and Collections. Hospital has in effect a schedule of fees and patient charges for the administrative and technical component of all services rendered by the Program. Said fees and charge may be modified by Hospital from time to time in its sole and absolute discretion, but Hospital shall give prior notice of such modification to Manager for informational purposes. Hospital shall have the sole and exclusive right to bill and collect for Hospital's fees and charges with reference to services provided by the Program in accordance with such schedule. Hospital shall be responsible for preparing and submitting its annual cost report. The parties agree, if necessary and appropriate, to alter their billing arrangements in order to avoid reimbursement disallowance for Hospital pursuant to the Tax Equity and Fiscal Responsibility Act of 1982 or 42 C.F.R., Part 405, as it may be revised from time-to-time.

         4.2 Professional Services Billing and Prohibition on Billing.

             4.2.1 Physicians and Clinical Psychologists. Physicians and clinical psychologists who provide services at the Program are responsible for billing and collecting for their own professional services.

             4.2.2 LCSWs and MFCCs. Hospital and Manager shall bill and collect for their respectively employed licensed or directly contracted social workers ("LCSWs"); manager, family and child counselors ("MFCCs"); and other licensed therapists unless such LCSWs, MFCCs, and other licensed therapists agree to be responsible for billing and collecting for their professional services.

             4.2.3 Prohibition on Billing. Manager shall not and shall cause the Medical Director and any other physicians or psychologists associated, employed by or under contract with Manager not to bill or cause to be billed, the Medicare Program, any Medicare beneficiary, a Medicare (Part B) carrier or any other third party payor or patient for any portion of the administrative, supervisory or other provider services in violation of 42 CFR, Section 405.550. Manager shall indemnify and hold harmless Hospital from any breach of this
Section 4.2.

         4.3 Management Fee.

             4.3.2 Invoice for Management Fee. The parties have negotiated at arms-length negotiations the compensation to Manager to be a fair market value amount for Manager's services and not to be determined in a manner that takes into consideration the volume or value of any referrals or business generated to or within Hospital. Hospital shall pay to Manager an annual management fee of Six Hundred Seventy Two Thousand, Two Hundred Sixty Nine Dollars ($672,269), payable in equal monthly installments of Fifty Six Thousand Twenty Two Dollars ($56,022) ("Management Fee").

             4.3.3 Timing of Management Fee Payment. Manager shall prepare and submit to Hospital on a monthly fee basis an invoice for its services rendered hereunder. Said invoice shall include information as to the amount of time and services provided by Manager. Manager shall submit with the invoice the monthly report required under
Section 1.9. Claims will be settled within 30 days of receipt of invoice.

         4.4 Adjustments to Management Fee.

             4.4.1 Management Fee Offset. In the event any of the Program staff to be provided by Manager are not provided in accordance with this Agreement for a period of more than forty-five (45) days in a month, Hospital may deduct from Manager's Management Fee an amount equal to the budgeted compensation for such position, including Employee Benefits. This right to deduct shall not excuse Manager from its obligation to provide staffing at the level set forth in
Section 1.2.

             4.4.2 Payments Declined. Within thirty (30) days of written notice from Hospital, Manager shall reimburse Hospital twenty percent (20%) of all charges for patient services in excess of 8% during the term of this Agreement for which payment was denied for clinical reasons or as a result of inappropriate or inadequate documentation. Hospital may offset, among other rights, such amount against any monies owed to Manager under this Agreement or any other agreement. Manager may request, and Hospital may authorize, that Manager appeal such denial of payment with the costs of such appeal being borne by the parties equally.

                                   ARTICLE V.
                              TERM AND TERMINATION

         5.1 Term. This Agreement commences effective 12:01 a.m., January 1, 2000, and expires 11:59 p.m., December 31, 2002, unless earlier terminated in accordance with the provisions of this Agreement.

         5.2 Termination by Manager.

             5.2.1 Manager may terminate this Agreement upon ninety (90) days prior to written notice to Hospital, if Hospital should have a bankruptcy, reorganization, or similar action filed by or against it, or become insolvent, or sell all or substantially all of its assets (but subject to the assignment rights set forth in this Agreement).

             5.2.2 In the event Hospital fails to comply with the terms of this Agreement in any material respect, Manager may notify Hospital of such breach, in writing, and Hospital shall have thirty (30) days to cure such breach; provided that if the breach is for failure to staff the Facility as required hereunder, Hospital shall have sixty (60) days to cure such breach. In the event Hospital fails to cure such breach within said period, the Agreement may be terminated by Manger upon ninety (90) days prior to written notice to Hospital.

             5.2.3 Manager may terminate this Agreement upon ninety (90) days prior written notice to Hospital in the event Hospital fails to maintain accreditation by the Joint Commission on the Accreditation of Health Care Organizations, or in the event Hospital fails to maintain any license or certification granted to it by a regulatory agency without which the Program would be materially and adversely affected, unless the responsibility to assist in the maintenance of such license or certification is a responsibility of Manager pursuant to Section 1.3.

             5.2.4 Manager may terminate this Agreement upon ten (10) days prior written notice to Hospital in the event Hospital fails to maintain insurance in accordance with the requirements of Section 2.10.

         5.3 Termination by Hospital.

             5.3.1 Hospital may terminate this Agreement upon ninety (90) days prior written notice to Manager, if Manager fails to pay its obligations in a timely manner under any agreement, should have a bankruptcy, reorganization, or similar action filed by or against it, or become insolvent, or sell all or substantially all of its assets.

             5.3.2 In the event Manager fails to comply with the terms of this Agreement in any material respect, Hospital may notify Manager of such breach, in writing, and Manager shall have thirty (30) days to cure such breach; provided that if the breach is for failure to staff the Facility as required hereunder, Manager shall have sixty (60) days to cure such breach. In the event Manager fails to cure such breach within said period, the Agreement may be terminated by Hospital upon ninety (90) days prior written notice.

             5.3.3 Hospital may terminate this Agreement upon thirty (30) days prior written notice to Manager in the event Hospital fails to maintain accreditation by the Joint Commission on the Accreditation of Healthcare Organizations, in the event Hospital fails to maintain any license, permit, certification and/or other required authorizations to operate the Program or the Facility, or if Hospital loses or surrenders its participation in the Medicare and/or Medi-Cal programs.

             5.3.4 Hospital may terminate this Agreement upon ten (10) days prior written notice to Manager in the event Manager fails to maintain insurance in accordance with the requirements of Section 1.6.

             5.3.5 Hospital may terminate this Agreement if (a) Manager, or any of its principals, officers, Managers or directors ("Management Personnel") is convicted of an offense related to healthcare or listed by a Federal agency as being disbarred, excluded or otherwise ineligible for Federal program participation, or (b) any of the staff Manager employs or contracts with, other than Management Personnel, are convicted of an offense related to healthcare or listed by a Federal agency as being disbarred, excluded or otherwise ineligible for Federal program participation and Manager does not immediately remove such non-Management Personnel from providing services hereunder.

             5.3.6 We agree to develop within the next 60 days a mutually acceptable addendum to the contract which addresses the question of establishing reasonable management accountability for bottom line performance.

         5.4 Immediate Threat to Patient Care. Notwithstanding any other term of this Agreement, in the event a party ever fails to meet a condition of this Agreement which breach poses a threat to patient care, the operation, licensure or reimbursement of the Hospital or the Program, the party not in breach may require the other immediately to take such remedial steps as are necessary to alleviate said threat to patient care or operations. If said threat is not immediately remedied, the other party shall have the right to immediately terminate this Agreement or take such remedial steps as such other party deems necessary to cure the threat.

         5.5 Renegotiation/Termination.

             5.5.1 Tax Exempt Financing. In the event Hospital seeks additional or replacement tax exempt financing, Manager agrees to amend this Agreement as may be necessary in order for Hospital to obtain or maintain such financing, or to secure the legal opinions which may be required to secure or maintain such financing. Immediately upon request by Hospital, Manager shall execute any and all such amendments presented by Hospital and shall return promptly said fully executed original amendments to Hospital. If Manager fails to comply with this provision, Hospital may terminate this Agreement upon ten (10) days written notice to Manager.

             5.5.2 Changes in Reimbursement. Acknowledging that a substantial portion of the Program's services will be reimbursed under the Medicare and Medi-Cal programs and that a substantial portion of the Hospital's services are reimbursed under the Medicare and Medi-Cal programs, the parties agree that this Agreement is terminable by either party effective upon any changes in the Medicare or Medi-Cal laws, regulations and/or payment programs which substantially and adversely affect either party, including but not limited to changes in Hospital's reimbursement for Program services; provided, however, the parties agree to negotiate diligently and in good faith to revise this Agreement to eliminate the substantial and adverse effect caused by such change(s).

             5.5.3 Hospital's Licensure and Status. It is understood and agreed that Hospital is a licensed general acute care facility which is owned by a nonprofit corporation which has tax-exempt financing and participates in the Medicare and Medi-Cal programs. Hospital is bound by the federal and state laws, regulations and interpretations thereof pertaining to the foregoing. The parties agree that this Agreement shall be interpreted from time-to-time as they may affect Hospital, its licensure, nonprofit status, tax exempt financing and participation in and reimbursement by the Medicare and Medi-Cal programs. In the event this Agreement or one or more of its terms or provisions is interrupted from time-to-time as they may affect Hospital, its licensure, nonprofit status, tax exempt financing and participation in and reimbursement of the Medicare and Medi-Cal programs. In the event this Agreement or one or more of its terms or provisions is interpreted by Hospital's counsel to pose a risk of violation of any of the foregoing laws, regulations or interpretations thereof, Hospital's bond covenants, the conditions or restrictions pertinent to providers who participate in the Medicare and Medi-Cal programs, to potentially subject Hospital to monetary sanctions or penalties, or to adversely affect Hospital's right to bill and collect for services, the parties agree (i) to continue to perform their respective obligations hereunder except for the offending provisions; and (ii) to negotiate diligently and in good faith to reach an agreement without the offending provisions within ten
(10) days after notice that the Agreement requires renegotiation pursuant to this Section 5.5.3, then this Agreement shall terminate immediately upon notice served by either party in accordance with Section 8.10 hereof.

         5.6 Effects of Termination. Upon termination of this Agreement each party shall continue to be bound by (a) all covenants and restrictions that by their nature or terms continue to be binding (for example, but without limitation, access to books and records, confidentiality indemnification), and
(b) all amounts payable as compensation or offset for services rendered during the term of this Agreement. The parties agree that policies and procedures prepared by Manager and adopted by Hospital may be used by Hospital after the termination of this Agreement in its sole discretion.

                                   ARTICLE VI.
                            CONFIDENTIAL INFORMATION
                      NON-COMPETITION AND NON-SOLICITATION

         6.1 Confidential Information Acknowledgment. Each party acknowledges and agrees that Confidential Information may be disclosed to it in confidence by the other party with the understanding that it constitutes business information developed by the other party. Each party further agrees that it shall not use such Confidential Information for any purpose other than in connection with the Program. Each party further agrees not to disclose such Confidential Information to any third party except as required by law or regulation or in order to serve the purpose of the Program or as permitted by written authorization of the other party. "Confidential Information" shall mean all confidential information and trade secrets of each party, including without limitation, financial statements, internal memoranda, reports, patient lists, memoranda, manuals, handbooks, pamphlets, production books and audio and visual recordings, models, techniques, formulations, procedures, business plans, and other materials or records of a confidential and/or proprietary nature not known or available to the public or within the industry and which are shared by a party with the other party in the course and scope of performing its obligations hereunder. For purposes of this Agreement, policies and procedures and other materials developed by Manager for Hospital are not Confidential Information of Manager.

         6.2 License. Manager hereby grants to Hospital for the term of this Agreement, a non-exclusive license to use the registered service marks of Manager when identifying the Program. These service marks are to remain the exclusive property of Manager.

         6.3. Use of Name or Likeness. Neither party shall have the right to use the other party's name or likeness in any advertising, directories, brochures or announcements without the other party's approval of the specific usage. If the parties agree to develop any forms of advertising for the Program, all costs shall be borne equally by the parties.

         6.4 Patient Information. Manager covenants, represents and warrants that neither Manager not its staff shall disclose to any third party, except where permitted or authorized by applicable law or expressly approved in writing by Hospital, any patient or medical record information, and that Manager and its staff are knowledgeable regarding and will comply with the Federal and State laws regarding the confidentiality of such information.

         6.5 Covenant Not to Compete. During the term of this Agreement, Hospital is willing to permit Manager access to Hospital's Confidential Information if Manager agrees during the term of this Agreement to avoid conflicts of interest by entering into this covenant not to compete. During the term of this Agreement, neither Manager nor any of its shareholders, officers or directors, or any entity controlled by or under control with or subject to common management with one of the foregoing, shall directly or indirectly perform or arrange to perform in any capacity the type of services called for hereunder by Manager for any psychiatric program, nor shall the foregoing have any ownership interest in any entity or sole proprietorship which has a psychiatric program. This covenant not to compete shall be effective within a ten (10) mile radius of Facility. If Hospital relocates the Program, the covenant not to compete shall be effective within a ten (10) mile radius of the new location; provided, however, if as a result of the relocation, Manager then has a relationship with a psychiatric program which would violate this covenant not to compete such pre-existing relationship shall be exempt from this covenant not to compete. Hospital shall have the right to enforce the foregoing through legal or equitable action, including but not limited to, injunctive relief, for such injunctive relief or equitable relief to be available without the necessity of posting a bond, cash or otherwise. In addition to the foregoing, Hospital shall have the right at its option to immediately terminate this Agreement and to seek damages for such breach or to continue this Agreement and to recover damages for the breach.

         6.6 Non-Solicitation.

             6.6.1 Non-Solicitation Limitations. Manager and Hospital each acknowledge that the other party has expended and will continue to expend substantial time, effort, and money to train its respective employees and contracted personnel in the operation of the Program, and that the other party's respective employees and contracted personnel have access to and possess Confidential Information of the other party. Each party therefore agrees that for the earlier of (i) one (1) year after the cessation of the employment or agency relationship between the other party and an employee or contracted person of the other party, or (ii) one (1) year after termination of this Agreement, it will not knowingly (and it will not induce any of its agents or affiliates to) solicit the employment of or contract with any employee, former employee, or contracted personnel or former agent of the other party if such individual has been employed by or retained by the other party to provide services at Facility unless the other party gives express written consent thereto.

             6.6.2 Permissible Employment Contracting.

                   (i) This Section prohibits solicitation but not the actual employment or contracting of an individual if such individual desires such employment or contract and initiates an application for such employment or contract.

                   (ii) Notwithstanding anything to the contrary, this Section does not apply to (a) Manager if Manager terminates this Agreement pursuant to
Section 5.2.1, 5.2.2 or 5.2.4 of this Agreement, and (b) Hospital if Hospital terminates this Agreement pursuant to Section 5.3.1, 5.3.2, 5.3.4, or 5.3.5 of this Agreement.


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

                   (iii) Notwithstanding anything to the contrary, a party shall not be restricted from contracting with the other party's employees or independent contractors, if such employee or independent contractor had at any time an employment or other contractual relationship with or was on the Medical or Allied Health Professional Staff of such party.

                                  ARTICLE VII.
                                 APPLICABLE LAWS

         7.1 Kickback and Anti-Referral Laws. Each party agrees to comply with applicable federal, state and local laws respecting the Program and the conduct of their respective businesses and professions, including but not limited to the federal and California laws governing the referral of patients which are in effect or will become effective during the term of this Agreement. These laws include prohibitions on:

             7.1.1 Payment for referral or to induce the referral of patients (Social Security Act Section 1128; Cal Business and Professions Code Section
325); and

             7.1.2 The referral of patients by a physician for certain designated health care services to an entity with which a physician (or his/her immediate family) has a financial relationship (Cal. Labor Code " 139.3 and 139.31, applicable to referrals for workers= compensation services; Cal. Business and Professions Code "6501.01 and 650.02, applicable to all other patient referrals within the State; and '1877 of the Social Security Act, applicable to referrals of Medicare and Medi-Cal patients).

         7.2 Acknowledgments. As consideration for each party hereto to enter into this Agreement, the parties:

             7.2.1 Acknowledge that (i) each has had the opportunity to engage independent counsel of her/its choice for advice as to the requirements of the anti-referral laws referred to in this Section 7; and (ii) each has had the opportunity to consult with legal counsel or other experts as each deems appropriate to assist in the determination by each party that the terms of this Agreement are commercially reasonable;

             7.2.2 Represent to the other that is the intent that the terms of this Agreement shall be commercially reasonable; and

             7.2.3 Represent to the other that it is the intent that compensation for each of the services which are provided under this Agreement and the services of the Medical Director shall be based on the fair market value of such services.


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

         7.3 No Referral Requirement. Nothing in this Agreement is intended or shall require any party to violate the California or federal prohibitions on payments for referrals, and this Agreement shall not be interpreted to:

             7.3.1 Require the Medical Director to make referrals to Hospital, be in a position to make or influence referrals to Hospital, or otherwise generate business for Hospital;

             7.3.2 Restrict Medical Director from establishing staff privileges at, referring any service to, or otherwise generating any business for any other entity of his/her choosing; and

             7.3.3 Interfere in any way with Medical Director's professional prerogatives and medical decisions.

         7.4 No Gifts to Beneficiaries. Under no circumstances whatsoever shall Manager, its employees or agents offer to make any gift or payment to any individual as a means of encouraging such person to seek medical or psychiatric attention from Hospital, Manager, or through the Program, or from any other provider of health care.

         7.5 Audits. Hospitals shall have the right, but not the obligation, to interview patients who receive services through the Program, and to conduct audits of all types of the Program, for the purpose of determining whether Manager is in compliance with all applicable federal, state, and local laws, regulations, and ordinances, as well as Hospital rules, regulations, bylaws, policies, and procedures and this Agreement.

                                  ARTICLE VIII.
                            MISCELLANEOUS PROVISIONS

         8.1 Compulsory Arbitration. Any controversy, dispute, or claim arising out of or relating to this Agreement, or the breach or alleged breach thereof, shall be settled by binding arbitration in accordance with the rules of the American Health Lawyers Association Alternative Dispute Resolution Services Rules of Procedure, and judgment on the award may be entered in any court having jurisdiction. The provisions of this Section 8.1 shall not apply with respect to any claim arising out of or relating to bodily injury or death.

         8.2 Attorneys= Fees. If any legal action, including arbitration, is necessary to enforce the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs awarded against the other party in addition to any other relief to which the prevailing party may be entitled.

         8.3 Governing Law. The validity of this Agreement and any of it terms or provisions, the interpretation of the rights and duties of the parties hereunder, and the construction of the terms or provisions hereof shall be governed in accordance with the laws of the State of California.

         8.4 Force Majeure. If either of the parties hereto is delayed or prevented from fulfilling any of its obligations hereunder by force majeure, said party shall not be liable for said delay or failure. "Force Majeure" shall mean any cause beyond the reasonable control of a party, including but not limited to, an act of God, act or omission of civil or military authorities, fire, strike, flood, riot, war, delay of transportation, or inability due to the aforementioned causes to obtain necessary labor, materials or facilities.

         8.5 Severability. If any part of this Agreement is held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part found void or unenforceable, unless the severed part contains an essential economic term.

         8.6 Waiver. A waiver by either party of a breach or failure to perform shall not constitute a waiver of any provision hereof or of any other breach or failure whether or not similar. There shall be no waiver unless in writing signed by the party against whom the waiver is sought to be enforced.

         8.7 Binding Effect and Assignment. This Agreement shall be binding on the successors and assigns of the respective parties, provided however that neither party may assign or otherwise transfer this Agreement or delegate obligations hereunder without the other's written consent, except as otherwise provided herein.

         8.8. Complete Agreement. This Agreement constitutes the complete understanding of the parties hereto with respect to the subject matter hereof, and no other agreement, representation, statement, or promise relating to the subject matter of this Agreement which is not contained herein shall be valid or binding. Any and all prior agreements and understandings, including but not limited to, the Agreement entered into November 27, 1995, [as extended by mutual agreement,] are superseded by this Agreement and no further force or effect. There shall be no amendment hereof unless such amendment is in writing and is signed by both parties.

         8.9 No Agency or Partnership. The relationship between Manager and Hospital is that of independent contractors and nothing in the Agreement shall be deemed to create an agency, joint venture, partnership or similar relationship between the parties hereto. Neither party shall have the right to bid for the other or enter into any contract or commitment in the name of, or on behalf of, the other.

         8.10 Notices. All notices hereunder shall be in writing, delivered personally or by U.S. Certified or Registered postal mails, postage prepaid, return receipt requested, and shall be deemed given when delivered personally or upon the earlier of actual receipt or five (5) days afer deposit in said United States mail, addressed as below with proper postage affixed, but each party may change its address by written notice in accordance with this Section.

              If to Hospital:   Mission Community Hospital
                                14850 Roscoe Boulevard
                                Panorama City, California  91402
                                Attn: Chief Executive Officer

              If to Manager:    OptimumCare Corporation
                                30011 Ivy Glenn Drive, Suite 219
                                Laguna Niguel, California  92677-5018
                                Attn: Ed Johnson

         8.11 Captions. Any captions to or headings of the articles, sections, subsections, paragraphs, or subparagraphs of this Agreement are solely for the convenience of the parties, are not a part of this Agreement and shall not be used for the interpretation or determination of validity of this Agreement or any provisions hereof.

         8.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one and the same instrument.

         8.13 Assistance in Litigation. Manager and Medical Director shall, at no charge, provide information and testimony and otherwise assist Hospital in defending against litigation brought against Hospital, its directors, officers, shareholders, members or employees based upon a claim of negligence, malpractice or any other cause of action, arising out of this Agreement, except where Manager and/or Medical Director is a named adverse party.

         8.14 Gender and Number. Whenever the context hereto requires, the gender of all words shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural.

         8.15 Legal Counsel. Each party understands the advisability of seeking legal counsel and has exercised its own judgment in this regard.

         8.16. Interpretation. No provision of this Agreement shall interpreted or construed for or against either party because that party's legal representatives drafted such provision.

         8.17 Facilitation. Each party agrees promptly to perform further acts and to execute, acknowledge and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement or effect its purposes.

         8.18 Sale or Lease of Hospital and/or the Facility. If Hospital and/or the Facility is sold or leased, or is the subject of a joint operating agreement or joint venture, regardless of the identity of the purchaser/lessee or party which will continue to operate Facility, Hospital will have the right to assign the Agreement, delegate all rights and duties thereunder to such purchaser/lessee or successor operator and Hospital shall have no further responsibilities or liabilities pursuant to the Agreement.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed his Agreement as of the day and year first above written.

                                          "HOSPITAL"

                                          SAN FERNANDO COMMUNITY HOSPITAL
                                          d/b/a/ MISSION COMMUNITY HOSPITAL and
                                          SAN FERNANDO COMMUNITY HOSPITAL


                                          By:  /s/ William Daniel
                                          ----------------------------
                                                   William Daniel
                                          Its:     CEO     /30/99


                                          "MANAGER"

                                          OPTIMUMCARE CORPORATION,
                                          a Delaware corporation


                                          By:  /s/  Edward A. Johnson
                                          ----------------------------
                                                    Edward A. Johnson
                                          Its:      CEO

                                                               EXHIBIT 1.2.1 (a)

                               OUTPATIENT PROGRAM

         The Program Administrator shall be a licensed health professional with at least three (3) years psychiatric program management experience. Manager represents to Hospital that, on the basis of training expertise, the Program Administrator is knowledgeable regarding Outpatient psychiatric programs and that the Program Administrator is qualified to perform and will use his/her best efforts to perform the following duties:

         1. Have overall day to day responsibility for the Program and be available to the Program 24-hours per day, seven (7) days per week, fifty-two
(52) weeks per year. When Manager is absent due to illness, vacation or continuing education, Manager shall provide a substitute Program Administrator with the knowledge and expertise to fulfil the responsibilities of the Program Administrator in his/her absence.

         2. Oversees and supervises all of the Hospital's admissions to and discharges from the Program, assuring a manageable and safe flow of patient admissions.

         3. Supervises the Treatment Planning System and Clinical Reviews for utilization review.

         4. Monitors the Program's compliance with Patient Rights, Department of Health Services.

         5. Prepares, on the Hospital's behalf, initial drafts of responses to any deficiency statements.

         6. Assists Hospital in maintaining appropriate relationships with regulatory and accrediting agencies.

         7. Consults with Hospital's Human Resources personnel and nurse managers regarding the Hospital's hiring of staff for the Program and discipline of Program staff.

         8. Consults with the Hospital's Human Resources personnel and nurse managers regarding human resource issues, such as orientation, timely performance appraisals, recruitment, retention, ongoing motivation, etc.

         9. Recommends, and after approval by Hospital, implements an education plan which includes, but is not limited to cross training both Hospital and Program staff.

         10. In conjunction with Hospital staff, conducts weekly patient groups to obtain patient feedback and to problem solve.

         11. Recommends appropriate disciplinary actions for Hospital staff and Manager personnel who provide services at or for the Program.

         12. Recommends a system to monitor Performance Improvement ("P.I.") in accordance with Hospital's overall P.I. system, and implements the P.E.T. P.I. system after Hospital's approval of it.

         13. Works with Hospital to develop and maintain appropriate physician relationships.

         14. Works with Hospital and its Medical Staff to monitor compliance with applicable policies, procedures, rules and regulations; assists in counseling regarding compliance with the foregoing as requested by Hospital or the Medical Staff.

         15. Participates in Hospital's Function Teams.

         16. Appropriately responds to customer service issues from relatives, caretakers and other providers on behalf of Hospital and recommends appropriate Hospital actions in response to such issues.

         17. Works cooperatively with and is available to Hospital's ER physicians and ER nursing staff (24-hours per day, seven days per week, 52 weeks per year) with respect to psychiatric referrals.

         18. If requested by Hospital, attends and represents Hospital at County, Service Area, and RFP meetings and at Association of Ambulatory Behavioral Healthcare Services meetings.

         19. Assists Hospital in its interaction, and represents Hospital, if requested to do so by Hospital, with respect to local community services (fire, police department) and neighboring agencies, such as other hospitals, community healthcare centers, clinics, etc.

         20. Identifies and recommends to Hospital opportunities for community outreach and development. If requested by Hospital, participates in identified community outreach opportunities and assists in the Hospital's strategies for the Program's development.

         21. At all times strives to maintain and improve Patient Care, performing such managerial duties as are necessary to monitor and maintain quality patient care.

         22. Acts as a member of the Hospital's Senior Management structure, as established and modified from time to time by the CEO.

         23. Reports to the CEO or designee and performs such managerial duties with respect to the Program and the Hospital as reasonably requested from time to time by Hospital's Chief Executive Officer or designee.

Manager's Cost of Providing Program Administrator

For purposes of this Agreement, Manager's deemed cost of providing the Nursing Director shall be as set forth in Exhibit 1.2.2.

                                                               EXHIBIT 1.2.1 (b)


         1. Medical Director Qualifications. Manager represents, warrants, covenants and agrees that:

         (a) At all times during the term of this Agreement, Medical Director shall be a physician duly licensed to practice medicine in the State of California, shall be a member of the Hospital's Active Medical Staff with clinical privileges sufficient to permit Medical Director to perform all services reasonably required of him/her as Medical Director of the Program, and shall be in legitimate possession of all customary narcotics and controlled substances narcotics and controlled substances and numbers and licenses;

         (b) Manager shall obtain the Medical Director's written representation and warranty that at no time prior to or during the term of this Agreement, shall Medical Director's license to practice medicine in any state ever have been suspended, revoked, or restricted, ever have been reprimanded, sanctioned or disciplined by any licensing board or state or local medical society or specialty board, ever have been suspended, excluded, barred or sanctioned under the Medicare or Medi-Cal programs, or any other governmental agency, ever have been denied membership or reappointment of membership on the medical staff of any hospital, or ever had his/her medical staff membership or clinical privileges suspended, curtailed or revoked for a medical disciplinary cause or reason; and

         (c) The terms and conditions of the Medical Director's agreement with Manager shall be in compliance with all applicable law, including but limited to, state and federal anti-referral legislation such that Hospital shall not be limited from billing and receiving payment for services rendered. Manager shall indemnify and hold Hospital harmless from any damages, costs and expenses Hospital incurs as the result of Manager's failure to assure that Manager's agreement with the Medical Director is in compliance with the foregoing. Hospital shall have the right to review and approve the proposed Agreement between the Medical Director and Manager.

         2. Medical Director Duties. The Medical Director shall provide the professional administrative services as hereafter set forth as an independent contractor of Manager. The Medical Director shall furnish the following for the operation of the Program:

         (a) Medical Director shall serve as Medical Director of the Program. Medical Director shall, during the entire term of this Agreement, supervise the clinical, medical and psychiatric operation of the Program and shall devote such time as is necessary to carry out such duties and ensure efficient and effective medical administration of the Program. The primary objective is to provide appropriate utilization of the Program's facilities, equipment and staff and to provide quality services to all patients;

         (b) Manager shall assure that Medical Director shall be available at reasonable times for consultation with the Board of Directors, the Chief Executive Officer or designee, the Chief of Staff, individual members of the medical staff, committees of the professional staff and nursing, be available by electronic pager for emergency consultation during all hours that the Program is in operation and Medical Director is offsite; provided, however, that Medical Director may arrange for coverage of this on-call obligation by a substitute who must be approved by the CEO or designee, which coverage shall be provided by a physician licensed to practice medicine in the State of California with clinical privileges at Hospital sufficient to perform services required hereunder and shall be at Manager's or Medical Director's sole cost and expense;

         (c) Medical Director shall actively participate in the affairs of the professional staff of the Hospital and shall perform such tasks and provide such services as the professional staff or any committee may from time to time appropriately request. Hospital's medical staff committees shall conduct at regular intervals ongoing monitoring and reviewing of the professional performance of Program and the Medical Director; the results of these reviews to be reviewed by Hospital's CEO;

         (d) The Medical Director shall recommend to Hospital and its Medical Staff proposed treatment programs and protocols for physician care. Upon approval of the foregoing, Medical Director shall assist with the implementation of said treatment programs and protocols.

         (e) If requested by the CEO, Medical Director shall serve on committees and perform duties commensurate with the requirements of the Medical Directors who contract directly with Hospital; and

         (f) Medical Director shall perform such duties as may be reasonably requested by the CEO from time to time.

         3. Medical Director's Compensation.. The Medical Director will be paid at the rate of One Hundred Dollars ($100) per hours; provided, however, in no event will the Medical Director be paid in excess of Three Thousand Dollars ($3,000) per month for services rendered hereunder.

                                                                   EXHIBIT 1.2.2

Manager shall provide the following personnel in the categories, at the staffing levels and the costs, including wages, Employee Benefits and overhead, as set forth below:

For purposes of this Agreement, the total costs for providing each of the personnel (including wages, Employee Benefits and overhead) will be deemed to be One Hundred Twenty Five percent (125%) of the weighted average rates stated in the most recently published Healthcare Association of Southern California Compensation Survey ("HASC"), or other mutually agreed upon professional association survey data if the HASC survey no longer is available to the parties, for the most comparable position included in the HASC survey. Attached hereto are copies of pages from the HASC survey as most recently published prior to the effective date of this Agreement. The parties agree that the employee categories on the attached copies of pages of the HASC survey represent the positions most comparable to those positions to be provided by Manager hereunder and that the geographic areas identified for each position represent the most applicable market which is included in the HASC survey for the applicable position. Following each of the positions listed below is the page of the most recent HASC survey applicable to the particular position, the applicable geographic market, and the weighted hourly rate or weighted salary to be effective as of the date of this Agreement and which will remain in effect until superseded by another survey, as described above. The parties have agreed that the Employee Benefits and overhead for each of the personnel shall be deemed to be twenty five percent (25 %) of the hourly rate or salary as it may be in effect from time to time.

Each of the positions listed below as "FT" shall work for the Program on a full time basis, regardless of the Program census. Each of the positions listed below as "PD" shall work for the Program on a part time basis, to fluctuate depending upon the Program census. Although the actual staffing of personnel listed as "PD" shall vary from week to week depending upon the census, each month such personnel shall work for the Program a percent of full-time as as set forth below. For example, an individual who is designated as .2 FTE shall work the equivalent of twenty percent (20%) of a full-time employee.

FT Program Administrator; N-06; All Southern; weighted annual salary $73,907
FT Administrative Assistant; C-05; North Western; weighted hourly rate $13.35
FT Program Coordinator; P-07; North Western; weighted hourly rate $18.56
FT Activity Therapist, MA, ATR; P-07; North Western; weighted hourly rate
   $18.56
FT Program Therapist, MFT Intern; P-07; North Western; weighted hourly rate
   $18.56
PD Program Therapist, MFT (.6 FTE); P-07; North Western; weighted hourly rate
   $18.56
FT Social Worker, LCSW; P-08; All Hospitals; weighted hourly rate $24.68
PD Social Worker, MSW (.6 FTE); P-08; All Hospitals; weighted hourly rate $24.68 PD Licensed Psychologist (.2 FTE); P-15; All Hospitals; weighted hourly rate
   $29.76

                                                                    EXHIBIT 1.13

         Manager in conjunction with its corporate offices, will provide to the Hospital, as part of the Manager's fixed Management Fee (as such term is defined in Section 4.3.2 hereof) the following services:

         A. Administrative Services:

            1. Hiring, initial and ongoing training of, the Program Administrator, Nursing Director, Medical Director, and other Manager personnel.

            2. Assist Hospital's management team in the selection, initial training and ongoing training of Hospital personnel who work within or provide services to the Program.

            3. Recommend to Hospital strategies and opportunities for the Program, including but not limited to, networking, support and education, and assist the Hospital in implementing such strategies and opportunities, if requested by Hospital.

            4. Provide resources and published materials for use in the management of the Program.

            5. Manager's Corporate Clinical Director shall be available to perform mock surveys and to assist Hospital in: clinical staff training, customer service training, documentation in-servicing, quality care promotion and education, support to Hospital's human resources functions, community liaison efforts, and evaluation of current Program activities. Managaer's Corporate Clinical Director also shall advise Hospital regarding current trends, current regulations, and successful strategies and programs.

            6. Manager's Corporate Director of Utilization Review shall be available to perform mock surveys and assist Hospital in clinical staff training, quality care promotion and education.

            7. Make available 24-hours a day, 7 days a week, 52 weeks per year the services of a Corporate Intake Services Department to provide management services and advice to Hospital's Admitting Department and to provide prompt and courteous responses to patients, their families and the community.

            8. The provision of a Psychiatric Mobile Response Tem (P.M.R.T.) which is available 24-hours per days, 7 days per week, 52 weeks per year with licensed clinical social workers, registered nurses and psychologists who have extensive experience with behavioral healthcare and the Department of Mental Health and Patients Rights who shall be promptly available to advise the Program and its personnel with respect to issues that might arise requiring P.M.R.T. expertise.

            9. Advise Hospital regarding the establishment of community liaison activities to promote the community's awareness of the Hospital and the Program, including but not limited to systems for making follow-up visits to assure patient satisfaction, to provide education to the community, and to enhance the services Hospital provides to patients and the community. If requested by Hospital, Manager shall act on behalf of Hospital in implementing community liaison activities which have been approved by Hospital.

         B. Clinical Services:

            10. Manager's Corporate Clinical Director, Chief Executive Officer and Chief Operating Officer shall consult with Hospital regarding the selection, training and ongoing education of Hospital's clinical staff and Manager's staff who provide services at or to the Program.

            11. Manager's Corporate Clinical Director and Corporate Director of Utilization Review, who each shall be licensed registered nurses, shall be available to assist the Hospital with respect to clinical issues, including but not limited to education, documentation, patient care and regulatory requirements.

            12. Manager's Corporate Clinical Staff shall provide guidance to the Medical Director, including but not limited to treatment planning.

            13. Ongoing review and advice to Hospital regarding Hospital's admission criteria for Medi-Cal and Medicare to assure Hospital's admissions to the Program are appropriate.

            14. Provide training to Hospital's clinical staff and perform daily chart reviews to assure that the clinical staff appropriately documents in accordance with Hospital's criteria, appropriately documents treatment and planning, and complies with regulatory standards for documentation, as the foregoing may exist from time to time.

            15. Take timely action to appropriately implement discharge criteria for the Program which have been approved by Hospital.

            16. Assure that the clinical staff have prepared appropriate documentation of discharge criteria.

            17. Recommend to Hospital, and undertake on behalf of Hospital if requested, appropriate post-discharge follow-up communications with families and board and care facilities to maintain and enhance the patient's quality of life.

            18. Support Hospital's and its Medical Staff's ongoing education by providing education on clinical topics such as medication, cognitive therapy, care planning, treatment planning, confidentiality, patient rights, etc., and education on such topics as how to deal with and appropriately handle psychiatric patients, mental health laws, psychiatric patients with chronic medical illnesses, etc.

         C. Utilization Review:

            19. Recommend appropriate utilization review process policies, procedures and criteria to the Hospital. Upon approval, then to implement these processes so as to assure the timely and efficient management of the processing of all TAR obligations as per the Medi-Cal TAR Unit requirements, as they may exist from time to time. To assure that these processes are promptly modified from time to time as may be required in order to remain n compliance with the applicable requirements as they may exist from time to time.

            20. Recommend protocols and procedures to the Hospital, and following Hospital's approval of these protocols and procedures, assist with their implementation. The foregoing shall include, but not be limited to, protocols and procedures which assure that all charts are copied within ten (10) working days of discharge and that copies of charts are sent to the TAR Unit along with the required LA County codes; the foregoing protocols, procedures and time frames to be promptly modified from time to time to comply with applicable requirements as they may exist from time to time.

            21. In addition to the reviews conducted by Hospital and its Medical Staff, Manager shall review each day all charts to assure appropriateness of admissions, continued stay criteria and documentation of care.

            22. Advise and assist Hospital's UR Staff to assure that all denials are timely and properly appealed by the Hospital on the first level, and if necessary, on the second level.

            23. Support Hospital's and the Medical Staff's ongoing education, including but not limited to providing in-services to clinical staff and physicians regarding criteria and County charting requirements.

            24. Recommend systems to the Hospital, and following the Hospital's approval, monitor those systems to assure that Hospital's UR Staff enters all Medi-Cal patients into the county's MIS system within 24-hours of admission and discharge, five (5) days a week (Monday through Friday); the foregoing mechanisms and time frames to be promptly modified from time to time to remain in compliance with applicable requirements as they may exist from time to time.

            25. Maintain current knowledge regarding regulatory changes to timely recommend revisions to Hospital pre-admissions screening tools consistent with regulatory changes.

            26. Recommend P.I. audits for the Program which are consistent with the P.I. program at Hospital. Following Hospital's approval of proposed Program P.I. audits, to actively participate in the implementation and monitoring of the approved P.I. Program audit.

            27. Participate in treatment planning as part of the Treatment Planning Team.

            28. All individuals provided by Manager to assist with review of Program patient's utilization shall report to the Hospital's Director of Utilization Review, or the manager designated by Hospital to fulfill the duties of a director of utilization review.

         D. Educational Services:

            29. Maintain continuing education provider numbers from the Board of Registered Nursing and the Board of Behavioral Sciences to enable healthcare providers to obtain continuing education credits for continuing education provided by Manager.

            30. Recommend to Hospital, and upon Hospital's request, provide training and education to Hospital's management, including but not limited to education and training regarding teamwork, management of difficult employees, motivation, etc.

            31. Recommend, and upon Hospital's request, provide ongoing clinical education, including but not limited to ongoing training of Manager's staff and Hospital staff in proper crisis intervention technique, patient care issues, etc.

            32. In support of Hospital's and its Medical Staff ongoing education, provide ongoing Physician in-services and training and ongoing staff education and training or documentation requirements.

            33. Recommend, and upon Hospital's request, manage the implementation of a customer service program and education for the Program.

            34. Recommend to Hospital, and upon Hospital's request, provide regularly scheduled educational offerings related to the Program.

            35. Perform such managerial responsibilities with respect to the Program as reasonably requested from the CEO or designee from time to time, including but not limited to performing managerial responsibilities and timely reporting in accordance with the management structure and standards as required by Hospital of its managers, as said structure and standards may exist from time to time.

                                                                   EXHIBIT 5.3.6

                                 Direct Expenses

Direct Expenses are expenditures incurred for the operation of a specific department and/or function. The management function has the ability to control, influence and/or provide input regarding Direct Costs. For purposes of this Agreement , Direct Expenses are deemed to include the following which are incurred for the operation and/or function of the Program:

Salaries and Wages

Employee Benefits

Consulting Fees

Medical Director Fees

Consumable Supplies

Repair and Maintenance

Lease/Rentals

Purchased Services

Depreciation

Dues, Books and Subscriptions

Other Direct Expenses deemed necessary or appropriate for the operation and/or function of the Program